EXHIBIT 10.8

TERM LOAN AGREEMENT

by and between

IREIT OLIVE BRANCH WEDGEWOOD, L.L.C.,

a Delaware limited liability company,

as Borrower,

and

BANK OF AMERICA, N.A.,

a national banking association,

as Lender,

with respect to

The real and personal property and improvements generally known as the

Wedgewood Commons located at 5036 Goodman Road, Olive Branch, MS

i

ii

Schedules to Term Loan Agreement
Schedule 1	Definitions
Schedule 2	Swap Contracts
Schedule 3	Financial Covenants
Schedule 4	Potential Liens
Schedule 5	Leasing and Tenant Matters
Schedule 6	Draw Request

iii

Term Loan Agreement

This Term Loan Agreement (this “Agreement”) is made as of the 23rd day of December, 2013, by and between IREIT OLIVE BRANCH WEDGEWOOD, L.L.C., a Delaware limited liability company (“Borrower”), and BANK OF AMERICA, N.A., a national banking association (“Lender”).

Recitals

Borrower has applied to Lender for a loan for the purpose of acquiring the real property that will serve as security for the loan. Lender has agreed to make the loan on the terms and conditions set forth in this Agreement and in the other documents evidencing and securing the loan.

Now, therefore, in consideration of the premises, and in further consideration of the mutual covenants and agreements herein set forth and of the sum of Ten Dollars ($10.00) paid by each party to the other, receipt of which is hereby acknowledged, the parties covenant and agree as follows:

Agreements

Article I
General Information.

Section 1.1             Conditions to Closing.

The conditions precedent to closing the Loan and recording the Mortgage are set forth in the Closing Checklist.

Section 1.2             Schedules.

The Schedules attached to this Agreement are incorporated herein and made a part hereof.

Section 1.3             Defined Terms.

Capitalized terms in this Agreement shall have the meanings ascribed to such terms in the Preamble hereto and in Schedule 1.

Article II
Terms of the Loan.

Section 2.1             The Loan.

Borrower agrees to borrow the Loan from Lender, and Lender agrees to lend the Loan to Borrower, subject to the terms and conditions herein set forth, in an aggregate amount not to exceed the Loan Amount. Interest shall accrue and be payable in arrears only on sums advanced hereunder for the period of time outstanding. The Loan is not a revolving loan; amounts repaid may not be re-borrowed.

Section 2.2             Initial Advance.

At closing, Lender shall advance Loan proceeds in an amount equal to $15,259,894.00 (such amount constituting the “Initial Advance Amount”). Such amount shall be disbursed to the parties and in the respective amounts specified in the closing statement agreed upon between Borrower and Lender.

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Section 2.3             Earn Out Advance.

(a) At closing, Lender will establish a holdback of available Loan funds in an amount equal to $1,640,106.00 (the “Earn-Out Amount”). So long as no Default or Event of Default shall exist, Lender shall, on or prior to the date that is thirty-two (32) calendar months following the date of this Agreement, advance the full amount of the Earn-Out Amount (or such lesser amount as may be requested by Borrower) to Borrower upon the satisfaction of each of the following conditions:

(1) The Debt Service Coverage Ratio (as defined in Schedule 3 attached hereto and assuming full funding of the request Earn-Out Amount), as calculated for the most-recent Determination Date, shall equal or exceed 1.50 to 1.00;

(2) Borrower shall have delivered to Lender a draw request signed by an Authorized Signer in the form of Schedule 6 or in another form approved by Lender; and

(3) The outstanding principal balance of the Loan immediately following the funding of the Earn-Out Amount shall not exceed fifty percent (50.0%) of the lesser of (A) the appraised “Stabilized” value of the Property (as set forth in the appraisal received by Lender in connection with the closing of this Agreement and following any adjustments thereto agreed up on between Lender the applicable appraiser) and (B) the total initial acquisition cost, plus subsequent costs to seller for additional leasing related to the Property.

(4) Borrower shall have delivered to Lender a certificate of occupancy and a title date down with respect to the Property to the extent any new Improvements have been completed during the period commencing as of the closing of this Agreement and the date of the requested advance of the Earn-Out Amount.

(5) Borrower shall have delivered to Lender such evidence as Lender may reasonably request to confirm that SCD#1, LLC (the “Seller”) has complied in all material respects with and is entitled, pursuant to the terms of that certain Post-Closing Indemnity Agreement between Borrower and Seller and dated on or about December 23, 2013 (the “PC/I Agreement”), to payment of the Junior Anchor Earnout Purchase Price (as defined in the PC/I Agreement).

(6) Borrower shall have delivered to Lender such evidence as Lender may reasonably request to confirm that all construction performed on the Property up to such date has been completed in a workmanlike manner, in accordance with the Construction Management Agreement entered into between Seller and Borrower and dated on or about the date hereof (the “CMA”) and that all parties that have provided work or other services in connection therewith have been fully paid and there are no liens or security interests or potential liens or security interests that have arisen with respect to such construction.

Any draw request delivered by Borrower pursuant to subclause (2) above shall be accompanied by a certification from Borrower that, to Borrower’s knowledge, no defaults or Events of Default are then-continuing and each of the conditions set forth above have been fully satisfied (together with, as applicable, detailed calculations showing compliance with the required ratios). Borrower shall be permitted to receive up to two (2) fundings of the Earn-Out Amount in an aggregate amount up to the full amount of the Earn-Out Amount. Following the second funding of any requested portions of the Earn-Out Amount, any remaining committed amount of the Earn-Out Amount shall be permanently cancelled. Amounts funded as part of the Earn-Out Amount shall constitute funds advanced as part of the Loan, shall bear interest commencing with the date on which they are funded, shall not be revolving in nature and shall otherwise be on terms and conditions and subject to repayment for the Loan generally, as set forth herein and in the other Loan Documents. Notwithstanding anything to the contrary contained herein (i) to the extent not advanced prior to the date that is thirty-two (32) calendar months following the date of this Agreement, any remaining committed amount of the Earn-Out Amount shall be permanently cancelled and Borrower shall not be entitled to any further advance of the Earn-Out Amount and (ii) any remaining committed amount of the Earn-Out Amount shall be permanently cancelled as of the date which is twenty-four (24) months following the date hereof to the extent the Seller is not entitled to any Junior Anchor Extension Period, as defined in the PC/I Agreement.

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(b) Upon the occurrence and during the continuance of any Event of Default, Lender shall have the right, in addition to any other rights or remedies available to Lender, to exercise any one or more of the following rights and remedies:

(i) Lender may, during the continuance of any such Event of Default, terminate its obligation to advance any further principal of the Loan (including, without limitation, any portion of the Earn-Out Amount) by notice to Borrower; provided, that to the extent all Events of Default are, prior to the acceleration of the Obligations by Lender, subsequently cured and the Earn-Out Amount has not been fully depleted as a result of the application of subclause (ii) below, any remainder of the Earn-Out Amount shall be reinstated upon such cure.

(ii) Lender may, in its sole discretion, apply any undisbursed proceeds relating to the Earn-Out Amount to the satisfaction of the conditions of the Loan Documents.

Each advance relating to the Earn-Out Amount shall be secured by the Mortgage and shall satisfy the obligations of Lender hereunder to the extent of the amount of the advance.

Section 2.4             Liability of Lender.

Lender shall in no event be responsible or liable to any Person other than Borrower for the disbursement of or failure to disburse the Loan proceeds or any part thereof and no Person other than Borrower shall have any right or claim against Lender under this Agreement or the other Loan Documents.

Article III
Representations and Warranties.

Borrower makes the following representations and warranties to Lender as of the date hereof and as of the date of each advance hereunder:

Section 3.1             Organization, Power and Authority of Borrower; Loan Documents.

Borrower (a) is a limited liability company duly organized, existing and in good standing under the Laws of the state in which it is organized and is duly qualified to do business and in good standing in the state in which the Land is located (if different from the state of its formation) and in any other state where the nature of Borrower’s business or property requires it to be qualified to do business, and (b) has the power, authority and legal right to own its property and carry on the business now being conducted by it and to engage in the transactions contemplated by the Loan Documents. The Loan Documents to which Borrower is a party have been duly executed and delivered by Borrower, and the execution and delivery of, and the carrying out of the transactions contemplated by, such Loan Documents, and the performance and observance of the terms and conditions thereof, have been duly authorized by all necessary organizational action by and on behalf of Borrower. The Loan Documents to which Borrower is a party constitute the valid and legally binding obligations of Borrower and are fully enforceable against Borrower in accordance with their respective terms, except to the extent that such enforceability may be limited by Laws generally affecting the enforcement of creditors’ rights.

Section 3.2             Other Documents; Laws.

The execution and performance of the Loan Documents to which Borrower is a party and the consummation of the transactions contemplated thereby will not conflict with, result in any breach of, or constitute a default under, the organizational documents of Borrower, or any contract, agreement, document or other instrument to which Borrower is a party or by which Borrower or any of its properties may be bound or affected, and such actions do not and will not violate or contravene any Law to which Borrower is subject.

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Section 3.3             Taxes.

Borrower has filed all federal, state, county and municipal Tax returns required to have been filed by such Person and has paid all Taxes which have become due pursuant to such returns or pursuant to any Tax assessments received by Borrower.

Section 3.4             Legal Actions.

There are, to Borrower’s knowledge, no Claims or investigations by or before any court or Governmental Authority, pending, or threatened against or affecting Borrower, Borrower’s business or the Property which materially impacts the operation of the Property or the ability to perform the obligations under the Loan Documents. Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any Governmental Authority affecting Borrower or the Property.

Section 3.5             Nature of Loan.

Borrower is a business or commercial organization. The Loan is being obtained solely for business or investment purposes, and will not be used for personal, family, household or agricultural purposes.

Section 3.6             Trade Names.

Borrower conducts its business solely under (a) the name set forth in the Preamble to this Agreement or “Wedgewood Commons” and (b) “Inland” (and derivatives thereof) and makes use of no trade names in connection therewith, unless such trade names have been previously disclosed to Lender in writing.

Section 3.7             Financial Statements.

The financial statements heretofore delivered by or with respect to Borrower and Guarantor to Lender are true and correct in all respects, have been prepared in accordance with sound accounting principles consistently applied, and fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof.

Section 3.8             No Material Adverse Change.

No event or circumstance has had a Material Adverse Effect on the financial conditions reflected in the financial statements of Borrower or Guarantor since the respective dates of such statements, and no material additional liabilities have been incurred by Borrower since the dates of such statements other than the borrowings contemplated herein or as approved in writing by Lender.

Section 3.9             ERISA and Prohibited Transactions.

As of the date hereof and throughout the term of the Loan: (a)  Borrower is not and will not be (i) an “employee benefit plan,” as defined in Section 3(3) of ERISA, (ii) a “governmental plan” within the meaning of Section 3(32) of ERISA, or (iii) a “plan” within the meaning of Section 4975(e) of the Code; (b) the assets of Borrower do not and will not constitute “plan assets” within the meaning of the United States Department of Labor Regulations set forth in Section 2510.3-101 of Title 29 of the Code of Federal Regulations; (c) transactions by or with Borrower are not and will not be subject to state statutes applicable to such Person regulating investments of fiduciaries with respect to governmental plans; and (d) Borrower will not engage in any transaction that would cause any Obligation or any action taken or to be taken hereunder (or the exercise by Lender of any of its rights under the Mortgage or any of the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Code. Borrower agrees to deliver to Lender such certifications or other evidence of compliance with the provisions of this Section as Lender may from time to time request.

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Section 3.10         Compliance with Laws and Zoning and Other Requirements; Encroachments.

To Borrower’s knowledge, Borrower is in compliance with the requirements of all applicable Laws. The use of the Property complies with applicable zoning ordinances, regulations and restrictive covenants affecting the Land. All use and other requirements of any Governmental Authority having jurisdiction over the Property have been satisfied. No violation of any Law exists with respect to the Property. Except as set forth on the survey delivered to Lender in connection with the closing of this Agreement, the Improvements are (or will be) constructed entirely on the Land and do not encroach upon any easement or right-of-way, or upon the land of others. The Improvements comply with all applicable building restriction lines and set-backs, however established, and are in strict compliance with all applicable use or other restrictions and the provisions of all applicable agreements, declarations and covenants and all applicable zoning and subdivision ordinances and regulations.

Section 3.11         Certificates of Occupancy.

All certificates of occupancy and other permits and licenses necessary or required in connection with the use and occupancy of the Improvements as set forth in the PZR Report provided in connection with the closing of the Loan have been validly issued.

Section 3.12         Utilities; Roads; Access.

All utility services necessary for the operation of the Improvements for their intended purposes have been fully installed, including telephone service, cable television, water supply, storm and sanitary sewer facilities, natural gas and electric facilities, including cabling for telephonic and data communication, and the capacity to send and receive wireless communication. All roads and other accesses necessary to serve the Land and Improvements have been completed, are reasonably serviceable in all weather, and where required by the appropriate Governmental Authority, have been dedicated to and formally accepted by such Governmental Authority.

Section 3.13         Other Liens.

Except as set forth on Schedule 4 attached hereto, Borrower has not made any contract or arrangement of any kind the performance of which by the other party thereto would give rise to a lien on the Property.

Section 3.14         No Defaults.

There is no Default or Event of Default under any of the Loan Documents, and there is no default or event of default under any material contract, agreement or other document related to the construction or operation of the Improvements.

Section 3.15         Draw Requests.

The draw request for an advance of the Earn-Out Amount hereunder and each receipt of the funds requested thereby shall constitute Borrower’s affirmation that Borrower’s representations and warranties set forth in this Agreement are true and correct as of the date of the draw request for an advance and, unless Lender is notified to the contrary prior to the disbursement of the advance requested, will be so on the date of the disbursement.

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Article IV
Affirmative Covenants and Agreements.

Borrower covenants as of the date hereof and until such time as all Obligations shall be paid and performed in full, that:

Section 4.1             Compliance with Laws; Use of Proceeds.

Borrower shall comply with all Laws and all orders, writs, injunctions, decrees and demands of any court or any Governmental Authority affecting Borrower or the Property. Borrower shall use all proceeds of the Loan for business purposes which are not in contravention of any Law or any Loan Document.

Section 4.2             Inspections; Cooperation.

Subject to the rights of tenants under leases executed in accordance with the terms hereof, Borrower shall permit representatives of Lender to enter upon the Land, to inspect the Improvements and any and all materials to be used in connection with any construction at the Property, to examine all detailed plans and shop drawings and similar materials as well as all books and records of Borrower (regardless of where maintained) and all supporting vouchers and data and to make copies and extracts therefrom and to discuss the affairs, finances and accounts pertaining to the Loan and the Improvements with representatives of Borrower; provided, that no such inspections shall materially interfere with any of the rights or privileges of tenants at the Property. Borrower shall all times cooperate and cause each and every one of its contractors, subcontractors and material suppliers to cooperate with the representatives of Lender in connection with or in aid of the performance of Lender’s functions under this Agreement. Except in the event of an emergency, Lender shall give Borrower at least five (5) days’ notice by telephone in each instance before entering upon the Land and/or exercising any other rights granted in this Section.

Section 4.3             Payment and Performance of Contractual Obligations; Construction Activities.

Borrower shall perform in a timely manner all of its obligations under any and all contracts and agreements related to any construction activities at the Property or the maintenance or operation of the Improvements, and Borrower will pay when due all bills for services or labor performed and materials supplied in connection with such construction, maintenance and/or operation. Within thirty (30) days after the filing of any mechanic’s lien or other lien or encumbrance against the Property, Borrower will promptly discharge the same by payment or filing a bond or otherwise as permitted by Law. So long as Lender’s security has been protected by the filing of a bond or otherwise in a manner satisfactory to Lender in its sole and absolute discretion, Borrower shall have the right to contest in good faith any claim, lien or encumbrance, provided that Borrower does so diligently and without prejudice to Lender or delay in completing construction of any tenant improvements or other improvements required of the Borrower by the terms of any Leases. Borrower shall (a) cause any construction activities at the Property to be completed in a workmanlike manner and in accordance with all applicable permits, regulations, ordinances and other Laws, (b) not permit any construction activities on the Property except to the extent all required permits related thereto have been obtained on or prior to the date required with respect thereto and (c) cause to be delivered to Lender, upon the request by Lender for same, all plans, specifications, surveys and other materials related to any and all construction activities at the Property to the extent such materials are available to Borrower. In addition, Borrower shall not agree to any modification, amendment, supplement, termination or extension of the PC/I Agreement or the CMA without the prior written consent of the Lender.

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Section 4.4             Insurance.

Borrower shall maintain or shall cause to be maintained the following insurance at its sole cost and expense:

(a) Insurance against Casualty to the Property under a policy or policies covering such risks as are presently included in “special form” (also known as “all risk”) coverage, including such risks as are ordinarily insured against by similar businesses, but in any event including fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, damage from aircraft, smoke, vandalism, malicious mischief and acts of terrorism. Such insurance shall name Lender as mortgagee and loss payee. Unless otherwise agreed in writing by Lender, such insurance shall be for the full insurable value of the Property on a replacement cost basis, with a deductible amount, if any, satisfactory to Lender. No policy of insurance shall be written such that the proceeds thereof will produce less than the minimum coverage required by this Section by reason of co-insurance provisions or otherwise. The term “full insurable value” means one hundred percent (100%) of the actual replacement cost of the Property, including tenant improvements (excluding excavation costs and costs of underground flues, pipes, drains and other uninsurable items). To the extent necessary to fully insure the improvements relating to the parking lease(s) relating to the Property and continued access to adequate parking facilities for the Property, Borrower shall maintain or cause to be maintained insurance against Casualty on its leasehold interest in such improvements and use good faith efforts to, as soon as practicable following the closing of this Agreement, provide evidence that the interest of the lessor with respect thereto is adequately insured (as reasonably determined by Lender).

(b) Commercial (also known as comprehensive) general liability insurance on an “occurrence” basis against claims for “personal injury” liability and liability for death, bodily injury and damage to property, products and completed operations, in limits satisfactory to Lender with respect to any one occurrence and the aggregate of all occurrences during any given annual policy period. Such insurance shall name Lender as an additional insured and shall otherwise cover the Borrower.

(c) Workers’ compensation insurance for all employees of Borrower in such amount as is required by Law and including employer’s liability insurance, if required by Lender.

(d) During any period of construction (whether related to tenant improvements or other improvements required of the Borrower by the terms of any Leases) Borrower shall maintain, or cause others to maintain, such insurance as may be required by Lender of the type customarily carried in the case of similar construction for one hundred percent (100%) of the full replacement cost of materials stored at or upon the Property. During any period of other construction upon the Property, Borrower shall maintain, or cause others to maintain, builder’s risk insurance (non-reporting form) of the type customarily carried in the case of similar construction for one hundred percent (100%) of the full replacement cost of work in place and materials stored at or upon the Property.

(e) If at any time any portion of any structure on the Property is insurable against Casualty by flood and is located in a Special Flood Hazard Area under the Flood Disaster Protection Act of 1973, as amended, a flood insurance policy on the structure and Borrower owned contents in form and amount acceptable to Lender but in no amount less than the amount sufficient to meet the requirements of applicable Law as such requirements may from time to time be in effect.

(f) Loss of rental value insurance or business interruption insurance in an amount equal to twelve (12) months of the projected gross income of the Property and an extended period of indemnity endorsement providing an additional twelve (12) months’ loss of rental value or business interruption insurance after the Property has been restored or until the projected gross income returns to the level that existed prior to the loss, whichever is first to occur.

(g) Such other and further insurance as may be required from time to time by Lender in order to comply with regular requirements and practices of Lender in similar transactions including, if required by Lender, boiler and machinery insurance, pollution liability insurance, wind insurance and earthquake insurance, so long as any such insurance is generally available at commercially reasonable premiums as determined by Lender from time to time.

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Each policy of insurance (i) shall be issued by one or more insurance companies each of which must have an A.M. Best Company financial and performance rating of A-IX or better and are qualified or authorized by the Laws of the States of Oklahoma and North Carolina to assume the risks covered by such policy, (ii) with respect to the insurance described under the preceding Subsections (a), (d), (e) and (f), shall have attached thereto standard non-contributing, non-reporting mortgagee clauses in favor of and entitling Lender without contribution to collect any and all proceeds payable under such insurance, either as sole payee or as joint payee with Borrower, (iii) shall provide that such policy shall not be canceled or modified for nonpayment of premiums without at least ten (10) days prior written notice to Lender, or for any other reason without at least ten (10) days prior written notice to Lender, and (iv) shall provide that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of Borrower which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment. Borrower shall promptly pay or cause to be paid all premiums when due on such insurance and, not less than ten (10) days prior to the expiration dates of each such policy, Borrower will deliver to Lender acceptable evidence of insurance, such as certificates of insurance marked “premium paid” or other evidence reasonably satisfactory to Lender reflecting that all required insurance is current and in force. Borrower will immediately give Notice to Lender of any cancellation of, or change in, any insurance policy. Lender shall not, because of accepting, rejecting, approving or obtaining insurance, incur any liability for (A) the existence, nonexistence, form or legal sufficiency thereof, (B) the solvency of any insurer, or (C) the payment of losses. Borrower may satisfy any insurance requirement hereunder by providing one or more “blanket” insurance policies, subject to Lender’s approval in each instance as to limits, coverages, forms, deductibles, inception and expiration dates, and cancellation provisions.

UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL; PROVIDED, THAT WE SHALL PROVIDE YOU WITH NOTICE OF OUR DECISION TO DO SO NO LATER THAN CONCURRENTLY WITH THE PURCHASE OF SUCH INSURANCE. THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS. THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL. YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT. IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.

Section 4.5             Adjustment of Condemnation and Insurance Claims.

Borrower shall give prompt Notice to Lender of any Casualty or any Condemnation or threatened Condemnation. Lender is authorized, at its sole and absolute option, to commence, appear in and prosecute, in its own or Borrower’s name, any action or proceeding relating to any Condemnation or Casualty, and to make proof of loss for and to settle or compromise any Claim in connection therewith. In such case, Lender shall have the right to receive all Condemnation Awards and Insurance Proceeds, and may deduct therefrom all of its Expenses. However, so long as no Event of Default has occurred and is continuing and Borrower is diligently pursuing its rights and remedies with respect to a Claim, Lender will obtain Borrower’s written consent (which consent shall not be unreasonably withheld or delayed) before making proof of loss for or settling or compromising such Claim. Borrower agrees to diligently assert its rights and remedies with respect to each Claim and to promptly pursue the settlement and compromise of each Claim subject to Lender’s approval, which approval shall not be unreasonably withheld or delayed. If, prior to the receipt by Lender of any Condemnation Award or Insurance Proceeds, the Property shall have been sold pursuant to the provisions of the Mortgage, Lender shall have the right to receive such funds (a) to the extent of any deficiency found to be due upon such sale with interest thereon (whether or not a deficiency judgment on the Mortgage shall have been sought or recovered or denied), and (b) to the extent necessary to reimburse Lender for its Expenses. If any Condemnation Awards or Insurance Proceeds are paid to Borrower, Borrower shall receive the same in trust for Lender. Within ten (10) days after Borrower’s receipt of any Condemnation Awards or Insurance Proceeds, Borrower shall deliver such awards or proceeds to Lender in the form in which they were received, together with any endorsements or documents that may be necessary to effectively negotiate or transfer the same to Lender. Borrower agrees to execute and deliver from time to time, upon the request of Lender, such further instruments or documents as may be requested by Lender to confirm the grant and assignment to Lender of any Condemnation Awards or Insurance Proceeds.

Section 4.6             Utilization of Net Proceeds.

(a) Net Proceeds must be utilized either for payment of the Obligations or for the restoration of the Property. Net Proceeds may be utilized for the restoration of the Property only if no Event of Default shall exist and only if in the reasonable judgment of Lender (i) there has been no material adverse change in the financial viability of the Improvements, (ii) the Net Proceeds, together with other funds deposited with Lender for that purpose, are sufficient to pay the cost of the restoration pursuant to a budget and plans and specifications approved by Lender, and (iii) the restoration can be completed prior to the final maturity of the Loan and prior to the date required by any permanent loan commitment or any purchase and sale agreement or by any Lease. Otherwise, Net Proceeds shall be utilized for payment of the Obligations; provided, however, that to the extent the requirements of Leases entered into prior to the date hereof or in accordance with the terms hereof require an alternative allocation of such Net Proceeds, it shall not constitute a default or Event of Default hereunder to the extent the Borrower applies such Net Proceeds (or Lender is required to apply such Net Proceeds) in accordance with such requirements.

(b) If Net Proceeds are to be utilized for the restoration of the Property, the Net Proceeds, together with any other funds deposited with Lender for that purpose, must be deposited in a Borrower’s Deposit Account, which shall be an interest-bearing account, with all accrued interest to become part of Borrower’s deposit. Borrower agrees that it shall include all interest and earnings on any such deposit as its income (and, if Borrower is a partnership or other pass-through entity, the income of its partners, members or beneficiaries, as the case may be), and shall be the owner of all funds on deposit in the Borrower’s Deposit Account for federal and applicable state and local tax purposes. Lender shall have the exclusive right to manage and control all funds in the Borrower’s Deposit Account, but Lender shall have no fiduciary duty with respect to such funds. Lender will advance the deposited funds from time to time to Borrower for the payment of costs of restoration of the Property upon presentation of evidence reasonably acceptable to Lender that such restoration has been completed satisfactorily and lien-free. Any account fees and charges may be deducted from the balance, if any, in the Borrower’s Deposit Account. Borrower grants to Lender a security interest in the Borrower’s Deposit Account and all funds hereafter deposited to such deposit account, and any proceeds thereof, as security for the Obligations. Such security interest shall be governed by the Uniform Commercial Code of the State, and Lender shall have available to it all of the rights and remedies available to a secured party thereunder. The Borrower’s Deposit Account may be established and held in such name or names as Lender shall deem appropriate, including in the name of Lender. Borrower hereby constitutes and appoints Lender and any officer or agent of Lender its true and lawful attorneys-in-fact with full power of substitution to open the Borrower’s Deposit Account and to do any and every act that Borrower might do on its own behalf to fulfill the terms of this Section 4.6. To the extent permitted by Law, Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. It is understood and agreed that this power of attorney, which shall be deemed to be a power coupled with an interest, cannot be revoked.

Section 4.7             Management.

(a) Borrower at all times shall provide for the competent and responsible management and operation of the Property. At all times, Borrower shall cause the Property to be managed by an Approved Manager. All management contracts must be approved in writing by Lender prior to the execution of the same; provided, that Lender hereby approves the terms and conditions set forth in that certain Management Agreement by and between Inland National Real Estate Services, LLC, as manager (the “Manager”) and Borrower and originally dated on or about December 23, 2013 (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms and provisions of this Agreement, the “Management Agreement”).

(b) Borrower shall, at all times, cause the Property to be operated in accordance with the terms and conditions set forth in the Management Agreement. Borrower shall (i) diligently perform and observe all of the terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed and observed, (ii) promptly notify Lender of any default under the Management Agreement of which it is aware, (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, report and estimate received by it under the Management Agreement, (iv) promptly enforce the performance and observance of all of the terms, covenants and conditions required to be performed and/or observed by Manager under the Management Agreement, in a commercially reasonable manner and (v) unless a non-cured event of default by Manager exists thereunder, not permit the Management Agreement to terminate or expire at any time during the term hereof. If Borrower shall default in the performance or observance of any term, covenant or condition of the Management Agreement on the part of Borrower to be performed or observed and Lender pays any sum(s) or performs any act(s) to cause the terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed or observed, all costs and expenses of such payment and/or performance shall be reimbursable to Lender pursuant to the terms of Section 4.14 and/or 4.15 hereof.

(c) Borrower shall not, without prior consent of Lender (which shall not be unreasonably withheld, conditioned or delayed), (i) surrender, terminate, cancel, modify, renew, amend, or extend the Management Agreement, (ii) reduce or consent to the reduction of the term of the Management Agreement, (iii) increase or consent to the increase of the amount of any fees or other charges under the Management Agreement, or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement in any material respect; provided, however that Borrower may amend/extend the Management Agreement so long as the Borrower’s costs thereunder do not increase and the Borrower and Lender retain the same right to terminate or cause the termination thereof.

(d) Upon the occurrence and during the continuation of an Event of Default, Borrower shall not exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Management Agreement without the prior consent of Lender, which consent may be granted, conditioned or withheld in Lender’s sole discretion.

(e) Borrower shall maintain (and, as applicable, cause Manager to maintain) all operating accounts, reserve accounts and other accounts relating to the Property to be held with Lender at all times during the term of this Agreement.

Section 4.8             Books and Records; Financial Statements; Tax Returns; Other Information.

Borrower shall provide or cause to be provided to Lender all of the following:

(a) Financial Statements of Borrower and if Borrower is a partnership, of each general partner of Borrower, for each fiscal year of such reporting party, as soon as reasonably practicable and in any event within one hundred twenty (120) days after the close of each fiscal year (commencing with the fiscal year ending December 31, 2013), together with (i) property operating statements which include all income and expenses in connection with the Property and (ii) certified rent rolls for the Property, detailing the names of all tenants of the Improvements, the portion of Improvements occupied by each tenant, the base rent and any other charges payable under each Lease and the term of each Lease, including the expiration date, and any other information as is reasonably required by Lender, in each case for items (i) – (ii) above.

(b) Financial Statements of Guarantor for each fiscal year, as soon as reasonably practicable and in any event within one hundred twenty (120) days after the close of each fiscal year.

(c) A capital and operating budget for the Property for its first fiscal year (or portion thereof) of operations following acquisition, in form and detail reasonably satisfactory to Lender and, within one hundred twenty (120) days following each fiscal year-end, a capital and operating budget for the Property for the following (then-current) fiscal year.

(d) For each non-year end fiscal quarter (and for the fiscal year through the end of that quarter) (i) property operating statements which include all income and expenses in connection with the Property and (ii) certified rent rolls for the Property, detailing the names of all tenants of the Improvements, the portion of Improvements occupied by each tenant, the base rent and any other charges payable under each Lease and the term of each Lease, including the expiration date, and any other information as is reasonably required by Lender, in each case for items (i) – (ii) above, as soon as reasonably practicable but in any event within sixty (60) days after the end of each such quarter (other than the last fiscal quarter of each year, for which such delivery shall occur within one hundred twenty (120) days after the end of such quarter), certified in writing as true and correct by a representative of Borrower reasonably satisfactory to Lender. Items provided under this Section shall be in form and detail reasonably satisfactory to Lender.

(e) As of each Determination Date (as defined in Schedule 3 attached hereto), a certificate of Borrower, signed by an Authorized Signer, setting forth a detailed calculation of the Debt Service Coverage Ratio, as calculated for such Determination Date.

(f) An annual leasing status report with respect to the Property, for each calendar year, as soon as reasonably practicable and in any event within one hundred twenty (120) days after the close of each calendar year.

(g) From time to time promptly after Lender’s reasonable request, such additional information, reports and statements respecting the Property and the Improvements, or the business operations and financial condition of each reporting party, as Lender may reasonably request.

Borrower shall keep adequate books and records of account in accordance with generally accepted accounting principles (“GAAP”) (or such other methods of accounting reasonably acceptable to Lender and consistently applied). All Financial Statements shall be in form and detail reasonably satisfactory to Lender and shall contain or be attached to the signed and dated written certification of the reporting party in form specified by Lender to certify that the Financial Statements are furnished to Lender in connection with the extension of credit by Lender and constitute a true and correct statement of the reporting party’s financial position. All certifications and signatures on behalf of corporations, partnerships, limited liability companies or other entities shall be by a representative of the reporting party satisfactory to Lender.

All fiscal year-end Financial Statements of Guarantor shall be in the form of Guarantor’s Form 10-K, and shall contain all reports and disclosures required by generally accepted accounting principles for a fair presentation; provided, that the public filing of Guarantor’s Form 10-K shall, for purposes hereof, constitute the delivery of same as required herein (though Borrower or Guarantor shall, promptly following any request of Lender for same, promptly deliver to Lender an electronic version thereof).

All fiscal year-end Financial Statements of Borrower may be prepared by the reporting party. All such Financial Statements shall include a minimum of an unaudited balance sheet and income statement.

Borrower shall provide, upon Lender’s request, convenient facilities for the audit and verification of any such statement. Additionally, Borrower will provide Lender at Borrower’s expense with all evidence that Lender may from time to time reasonably request as to compliance with all provisions of the Loan Documents. Borrower shall promptly notify Lender of any event or condition that could reasonably be expected to have a Material Adverse Effect on the financial condition of Borrower or Guarantor, or in any construction progress with respect to the Improvements (if applicable).

Section 4.9             Estoppel Certificates.

Within ten (10) days after any request by Lender or a proposed assignee or purchaser of the Loan or any interest therein, Borrower shall certify in writing to Lender, or to such proposed assignee or purchaser, the then unpaid balance of the Loan and whether Borrower claims any right of defense or setoff to the payment or performance of any of the Obligations, and if Borrower claims any such right of defense or setoff, Borrower shall give a detailed written description of such claimed right.

Section 4.10         Taxes; Tax Receipts.

Borrower shall pay and discharge all Taxes prior to the date on which penalties are attached thereto unless and to the extent only that such Taxes are contested in accordance with the terms of the Mortgage. If Borrower fails, following demand, to provide Lender the tax receipts required under the Mortgage, without limiting any other remedies available to Lender, Lender may, at Borrower’s sole expense, obtain and enter into a tax services contract with respect to the Property with a tax reporting agency reasonably satisfactory to Lender.

Section 4.11         Lender’s Rights to Pay and Perform.

If, after any required notice, Borrower fails to promptly pay or perform any of the Obligations within any applicable grace or cure periods, Lender, without Notice to or demand upon Borrower, and without waiving or releasing any Obligation or Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Borrower. Lender may enter upon the Property for that purpose and take all action thereon as Lender considers necessary or appropriate.

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Section 4.12         Reimbursement; Interest.

If Lender shall incur any Expenses or pay any Claims by reason of the Loan or the rights and remedies provided under the Loan Documents (regardless of whether or not any of the Loan Documents expressly provide for an indemnification by Borrower against such Claims), Lender’s payment of such Expenses and Claims shall constitute advances to Borrower which shall be paid by Borrower to Lender on demand, together with interest thereon from the date incurred until paid in full at the rate of interest then applicable to the Loan under the terms of the Note. Each advance shall be secured by the Mortgage and the other Loan Documents as fully as if made to Borrower, regardless of the disposition thereof by the party or parties to whom such advance is made. Notwithstanding the foregoing, however, in any action or proceeding to foreclose the Mortgage or to recover or collect the Obligations, the provisions of Law governing the recovery of costs, disbursements and allowances shall prevail unaffected by this Section.

Section 4.13         Notification by Borrower.

Borrower will promptly give Notice to Lender of the occurrence of any Default or Event of Default hereunder or under any of the other Loan Documents. Borrower will also promptly give Notice to Lender of any claim of a default by Borrower, or any claim by Borrower of a default by any other party, under any property management contract.

Section 4.14         Indemnification by Borrower.

Borrower agrees to indemnify Lender and to hold Lender harmless from and against, and to defend Lender by counsel approved by Lender against, any and all Claims directly or indirectly arising out of or resulting from any transaction, act, omission, event or circumstance in any way connected with the Property or the Loan, including any Claim arising out of or resulting from (a) any construction activity at the Property, including any defective workmanship or materials; (b) any failure by Borrower to comply with the requirements of any Laws or to comply with any agreement that applies or pertains to the Property, including any agreement with a broker or “finder” in connection with the Loan or other financing of the Property; (c) any failure by Borrower to observe and perform any of the obligations imposed upon the landlord under the Leases; (d) any other Default or Event of Default hereunder or under any of the other Loan Documents; or (e) any assertion or allegation that Lender is liable for any act or omission of Borrower or any other Person in connection with the ownership, financing, leasing, operation or sale of the Property; provided, however, that Borrower shall not be obligated to indemnify Lender with respect to any Claim arising solely from the gross negligence or willful misconduct of Lender or arising after the Transition Date (as defined in the Environmental Agreement). The agreements and indemnifications contained in this Section shall apply to Claims arising both before and after the repayment of the Loan and shall survive the repayment of the Loan, any foreclosure or deed, assignment or conveyance in lieu thereof and any other action by Lender to enforce the rights and remedies of Lender hereunder or under the other Loan Documents.

Section 4.15         Fees and Expenses.

Borrower shall pay all reasonable fees, charges, costs and expenses (including reasonable internal costs and expenses, to the extent directly related to the Loan Documents or the Loan (and not related to general overhead, administrative or other matters)) required to satisfy the conditions of the Loan Documents. Without limitation of the foregoing, Borrower will pay, when due, and if paid by Lender will reimburse Lender on demand for, all reasonable fees and expenses of any construction consultant (if any), the title insurer, environmental engineers, appraisers, surveyors and Lender’s counsel in connection with the closing, administration, modification or any “workout” of the Loan, or the enforcement of Lender’s rights and remedies under any of the Loan Documents.

Section 4.16         Appraisals.

Lender may obtain from time to time an appraisal of all or any part of the Property, prepared in accordance with written instructions from Lender, from a third-party appraiser satisfactory to, and engaged directly by, Lender. The cost of (a) one such appraisal, including any costs for internal review thereof, obtained by Lender in every other calendar year and (b) each appraisal obtained by Lender following the occurrence of an Event of Default shall, in each case, by borne by Borrower and shall be paid by Borrower on demand.

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Section 4.17         Leasing and Tenant Matters.

Borrower shall comply with the terms and conditions of Schedule 5 in connection with the leasing of space within the Improvements. In addition, Borrower shall deposit with Lender on the date of Borrower’s receipt thereof any and all termination fees or other similar funds in excess of $150,000.00 paid by tenant in connection with any tenant’s election to exercise an early termination option contained in its respective Lease or otherwise at the Property (the “Termination Fee Deposit”). Lender shall hold such Termination Fee Deposit as cash collateral for the Obligations in a Lender-controlled account on terms and conditions acceptable to Lender; provided, however that (a) Lender shall, except to the extent an Event of Default is then-continuing, make such Termination Fee Deposit available to reimburse Borrower for Tenant Improvements and Leasing Commissions paid or incurred with respect to reletting any vacated space at the Property in connection with Leases entered into in accordance with the terms of this Agreement (which funds shall be disbursed in accordance with the terms and conditions of Schedule 5 attached hereto), (b) to the extent an Event of Default is then-continuing and Lender is then-holding any Termination Fee Deposit, Lender shall be permitted to apply such funds to any of the then-outstanding Obligations in such order as Lender may, in its reasonable discretion, determine; and (c) to the extent all of the Obligations are fully and finally satisfied prior to any application of any Termination Fee Deposit funds, such funds shall be returned to Borrower by Lender promptly upon request for same.

Section 4.18         Preservation of Rights.

Borrower shall obtain, preserve and maintain in good standing, as applicable, all rights, privileges and franchises necessary or desirable for the operation of the Property and the conduct of Borrower’s business thereon or therefrom.

Section 4.19         Income from Property.

Borrower shall first apply all income derived from the Property to pay then-outstanding costs and expenses associated with the ownership, maintenance and operation of the Property, including all amounts then required to be paid under the Loan Documents, before using or applying such income for any other purpose. No such income shall be distributed or paid to any member, partner, shareholder or, if Borrower is a trust, to any beneficiary or trustee, unless and until all such costs and expenses which are then due shall have been paid in full. This provision shall not be deemed to affirmatively require the Borrower to retain funds or otherwise reserve for future expenses.

Section 4.20         Representations and Warranties.

Borrower shall take all actions and shall do all things necessary or desirable to cause all of Borrower’s representations and warranties in this Agreement to be true and correct in all material respects at all times.

Section 4.21         Swap Contracts.

In the event that Borrower shall elect to enter into a Swap Contract with Swap Counterparty, Borrower shall comply with all of the terms and conditions of Schedule 2 with respect to all Swap Contracts.

Section 4.22         Deposit Accounts; Principal Depository.

Borrower shall maintain with Lender all deposit accounts related to the Property, including all operating accounts, any reserve or escrow accounts. Borrower hereby grants to Lender a security interest in the foregoing accounts and deposit accounts. Without limiting the generality of the foregoing, Borrower shall maintain Bank of America, N.A. as its principal depository bank, including for the maintenance of business, cash management, operating and administrative deposit accounts.

Section 4.23         Financial Covenants.

Borrower shall comply with the terms and conditions of Schedule 3 with respect to financial covenants as described therein.

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Section 4.24         Additional Costs.

The Borrower will pay the Lender, on demand, for the Lender’s reasonable costs arising from any Change in Law which are allocated to this Agreement or any credit outstanding under this Agreement. The allocation will be made as determined by the Lender, using any reasonable method. The costs include, without limitation, the following:

(a) any reserve or deposit requirements (excluding any reserve requirement already reflected in the calculation of the interest rate in this Agreement); and

(b) any capital requirements relating to the Lender’s assets and commitments for credit.

Article V
Negative Covenants.

Borrower covenants as of the date hereof and until such time as all Obligations shall be paid and performed in full, that:

Section 5.1             Conditional Sales.

Borrower shall not incorporate in the Improvements any property acquired under a conditional sales contract or lease or as to which the vendor retains title or a security interest, without the prior written consent of Lender.

Section 5.2             Insurance Policies and Bonds.

Borrower shall not do or permit to be done anything that would affect the coverage or indemnities provided for pursuant to the provisions of any insurance policy, performance bond, labor and material payment bond or any other bond given in connection with any construction at the Property, including any construction of tenant improvements or other improvements required of the Borrower by the terms of any Leases.

Section 5.3             Commingling.

Borrower shall not commingle the funds and other assets of Borrower with those of any Affiliate or any other Person; provided, that this provision shall not be deemed to prevent Borrower from making ordinary course distributions of free cash flow to its member(s) and parent (and thus having such funds commingled with other funds of its member(s)) to the extent there is no then-continuing Event of Default; provided, that this provision shall not be interpreted to prevent Manager from acting as custodian on behalf of the Borrower with respect to income from the Property.

Section 5.4             Additional Debt.

Borrower shall not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation or any obligations related to the completion of any tenant improvements, other improvements required of the Borrower by the terms of any Leases or other construction with respect to the project), other than (a) the Loan, and (b) advances or trade debt, to the extent not in excess of two percent (2%) of the Loan amount, or accrued expenses incurred in the ordinary course of business of operating the Property. No other debt may be secured by the Property, whether senior, subordinate or pari passu.

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Article VI
Events of Default.

The occurrence or happening, from time to time, of any one or more of the following shall constitute an Event of Default under this Agreement:

Section 6.1             Payment Default.

Borrower fails to pay any Obligation under this Agreement when due (following any applicable cure, grace or notice periods), whether on the scheduled due date or upon acceleration, maturity or otherwise.

Section 6.2             Default Under Other Loan Documents.

An Event of Default (as defined therein) occurs under the Note or the Mortgage or any other Loan Document, or Borrower or Guarantor fails to promptly pay, perform, observe or comply with any term, obligation or agreement contained in any of the Loan Documents (within any applicable grace or cure period).

Section 6.3             Accuracy of Information; Representations and Warranties.

Any information contained in any financial statement, schedule, report or any other document delivered by Borrower, Guarantor or any other Person to Lender in connection with the Loan proves at any time not to be in all material respects true and accurate, or Borrower, Guarantor or any other Person shall have failed to state any material fact or any fact necessary to make such information not misleading, or any representation or warranty contained in this Agreement or in any other Loan Document or other document, certificate or opinion delivered to Lender in connection with the Loan, proves at any time to be incorrect or misleading in any material respect either on the date when made or on the date when reaffirmed pursuant to the terms of this Agreement.

Section 6.4             Deposits.

Borrower fails to deposit funds with Lender, in the amount requested by Lender, pursuant to the provisions of Section 4.6, within ten (10) days from the effective date of a Notice from Lender requesting such deposit, or Borrower fails to deliver to Lender any Condemnation Awards or Insurance Proceeds within ten (10) days after Borrower’s receipt thereof.

Section 6.5             Insurance Obligations.

Borrower fails to promptly perform or comply with (or cause to be promptly conformed and complied with) any of the covenants contained in the Loan Documents with respect to maintaining insurance, including the covenants contained in Section 4.4.

Section 6.6             DSCR Covenant.

Borrower fails to make any required prepayment of the Loan in a timely manner in accordance with the terms of Schedule 3 attached hereto.

Section 6.7             Other Obligations.

Borrower fails to promptly perform or comply with (or cause to be promptly conformed and complied with) any of the Obligations set forth in this Agreement (other than those expressly described in other Sections of this Article VI), and such failure continues uncured for a period of thirty (30) days after Notice from Lender to Borrower, unless (a) such failure, by its nature, is not capable of being cured within such period, and (b) within such period, Borrower commences (or causes to be commenced) a cure of such failure and thereafter diligently prosecutes (or causes to be prosecuted) the cure thereof, and (c) Borrower causes such failure to be cured no later than ninety (90) days after the date of such Notice from Lender.

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Section 6.8             Intentionally Omitted.

Section 6.9             Lapse of Permits or Approvals.

Any permit, license, certificate or approval that Borrower is required to obtain with respect to any construction activities at the Property or the operation, leasing or maintenance of the Improvements or the Property lapses or ceases to be in full force and effect.

Section 6.10         Mechanic’s Lien.

A lien for the performance of work or the supply of materials filed against the Property, or any stop notice served on Borrower or any contractor of Borrower, remains unsatisfied or unbonded for a period of thirty (30) days after the date of filing or service.

Section 6.11         Bankruptcy.

Borrower or any Guarantor files a bankruptcy petition or makes a general assignment for the benefit of creditors, or a bankruptcy petition is filed against Borrower or any Guarantor and such involuntary bankruptcy petition continues undismissed for a period of sixty (60) days after the filing thereof.

Section 6.12         Appointment of Receiver, Trustee, Liquidator.

Borrower or any Guarantor applies for or consents in writing to the appointment of a receiver, trustee or liquidator of Borrower, any Guarantor, the Property, or all or substantially all of the other assets of Borrower or any Guarantor, or an order, judgment or decree is entered by any court of competent jurisdiction on the application of a creditor appointing a receiver, trustee or liquidator of Borrower, any Guarantor, the Property, or all or substantially all of the other assets of Borrower or any Guarantor.

Section 6.13         Inability to Pay Debts.

Borrower or Guarantor becomes unable or admits in writing in any insolvency proceeding its inability or fails generally to pay its debts as they become due.

Section 6.14         Judgment.

A final nonappealable judgment for the payment of money involving more than $100,000.00 is entered against Borrower or more than $1,000,000 is entered against any Guarantor, and Borrower or Guarantor, as applicable, fails to discharge the same, or fails to cause it to be discharged or bonded off to Lender’s satisfaction, within thirty (30) days from the date of the entry of such judgment.

Section 6.15         Dissolution; Change in Business Status.

Unless the written consent of Lender is previously obtained, all or substantially all of the business assets of Borrower or any Guarantor are sold, Borrower or any Guarantor is dissolved, or there occurs any change in the form of business entity through which Borrower or any Guarantor presently conducts its business or any merger or consolidation involving Borrower or any Guarantor.

Section 6.16         Default Under Other Indebtedness.

Borrower fails to pay any indebtedness (other than the Loan) owed by Borrower to Lender when and as due and payable (whether by acceleration or otherwise).

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Section 6.17         Change in Controlling Interest.

Without the prior written consent of Lender (which consent may be conditioned, among other matters, on the issuance of a satisfactory endorsement to the title insurance policy insuring Lender’s interest under the Mortgage), the controlling interest in Borrower ceases to be owned by Guarantor, except as a result of a transfer permitted under Section 8.7 hereof.

Section 6.18         Material Adverse Change.

In the reasonable opinion of Lender, the prospect of payment or performance of all or any part of the Obligations has been impaired because of any event or circumstance giving rise to a Material Adverse Effect.

Section 6.19         Specific Loan Agreement Provisions.

A default occurs under any of Section 4.7, 4.17 or 4.21 that is not cured in accordance with the terms (if any) set forth in any such section.

Article VII
Remedies on Default.

Section 7.1             Remedies on Default.

Upon the happening of any Event of Default, Lender shall have the right, in addition to any other rights or remedies available to Lender under the Mortgage or any of the other Loan Documents or under applicable Law, to exercise any one or more of the following rights and remedies:

(a) Lender may accelerate all of Borrower’s Obligations under the Loan Documents whereupon such Obligations shall become immediately due and payable, without notice of default, acceleration or intention to accelerate, presentment or demand for payment, protest or notice of nonpayment or dishonor, or notices or demands of any kind or character (all of which are hereby waived by Borrower).

(b) Lender may apply to any court of competent jurisdiction for, and obtain appointment of, a receiver for the Property.

(c) Lender may set off the amounts due Lender under the Loan Documents against any and all accounts, credits, money, securities or other property of Borrower now or hereafter on deposit with, held by or in the possession of Lender to the credit or for the account of Borrower, without notice to or the consent of Borrower.

(d) Lender may enter into possession of the Property and perform any and all work and labor necessary to complete any construction at the Property, including any construction of tenant improvements or other improvements required of the Borrower by any Leases, and to employ watchmen to protect the Property and the Improvements. All sums expended by Lender for such purposes shall be deemed to have been advanced to Borrower under the Note and shall be secured by the Mortgage and the other Loan Documents securing the Obligations. For this purpose, Borrower hereby constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution, which power is coupled with an interest, to complete the work in the name of Borrower, and hereby empowers said attorney or attorneys, in the name of Borrower or Lender:

(i) To use any funds of Borrower including any balance which may be held by Lender and any funds (if any) which may remain unadvanced hereunder for the purpose of completing any construction;

(ii) To make such additions and changes and corrections to any plans and specifications as shall be necessary or desirable in the judgment of Lender to complete any construction, including any construction performed in connection with tenant improvements or other improvements required of the Borrower by any Leases;

(iii) To employ such contractors, subcontractors, agents, architects and inspectors as shall be necessary or desirable for said purpose;

(iv) To pay, settle or compromise all existing bills and claims which are or may be liens against the Property, or may be necessary or desirable for the completion of the work or the clearance of title to the Property;

(v) To execute all applications and certificates which may be required in the name of Borrower;

(vi) To enter into, enforce, modify or cancel Leases and to fix or modify Rents on such terms as Lender may consider proper

(vii) To file for record, at Borrower’s cost and expense and in Borrower’s name, any notices of completion, notices of cessation of labor, or any other notices that Lender in its sole and absolute discretion may consider necessary or desirable to protect its security; and

(viii) To do any and every act with respect to any such construction which Borrower may do in its own behalf.

It is understood and agreed that this power of attorney shall be deemed to be a power coupled with an interest which cannot be revoked. Said attorney-in-fact shall also have the power to prosecute and defend all actions or proceedings in connection with any construction at the Property, including any construction of tenant improvements or other improvements required of the Borrower by any Leases, and to take such actions and to require such performance as Lender may deem necessary.

Section 7.2             No Release or Waiver; Remedies Cumulative and Concurrent.

Borrower shall not be relieved of any Obligation by reason of the failure of Lender to comply with any request of Borrower or of any other Person to take action to foreclose on the Property under the Mortgage or otherwise to enforce any provision of the Loan Documents, or by reason of the release, regardless of consideration, of all or any part of the Property. No delay or omission of Lender to exercise any right, power or remedy accruing upon the happening of an Event of Default shall impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or any acquiescence therein. No delay or omission on the part of Lender to exercise any option for acceleration of the maturity of the Obligations, or for foreclosure of the Mortgage following any Event of Default as aforesaid, or any other option granted to Lender hereunder in any one or more instances, or the acceptance by Lender of any partial payment on account of the Obligations shall constitute a waiver of any such Event of Default and each such option shall remain continuously in full force and effect. No remedy herein conferred upon or reserved to Lender is intended to be exclusive of any other remedies provided for in the Loan Documents, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or under the Loan Documents, or now or hereafter existing at Law or in equity or by statute. Every right, power and remedy given by the Loan Documents to Lender shall be concurrent and may be pursued separately, successively or together against Borrower or the Property or any part thereof, and every right, power and remedy given by the Loan Documents may be exercised from time to time as often as may be deemed expedient by Lender.

Article VIII
Miscellaneous.

Section 8.1             Further Assurances; Authorization to File Documents; No Merger.

At any time, and from time to time, upon request by Lender, Borrower will, at Borrower’s expense, (a) correct any defect, error or omission which may be discovered in the form or content of any of the Loan Documents, and (b) make, execute, deliver and record, or cause to be made, executed, delivered and recorded, any and all further instruments, certificates and other documents as may, in the opinion of Lender, be necessary or desirable in order to complete, perfect or continue and preserve the lien of the Mortgage. Upon any failure by Borrower to do so, Lender may make, execute and record any and all such instruments, certificates and other documents for and in the name of Borrower, all at the sole expense of Borrower, and Borrower hereby appoints Lender the agent and attorney-in-fact of Borrower to do so, this appointment being coupled with an interest and being irrevocable. Without limitation of the foregoing, Borrower irrevocably authorizes Lender at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements deemed necessary or desirable by Lender to establish or maintain the validity, perfection and priority of the security interests granted in the Mortgage, and Borrower ratifies any such filings made by Lender prior to the date hereof. In addition, at any time, and from time to time, upon request by Lender, Borrower will, at Borrower’s expense, provide any and all further instruments, certificates and other documents as may, in the opinion of Lender, be necessary or desirable in order to verify the Borrower’s identity and background in a manner satisfactory to Lender.

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As a material inducement to the Lender to enter into this Agreement, the Borrower acknowledges and agrees that each of its Indemnification Agreements (as that term is defined below) (a) is a continuing, separate agreement that shall survive the termination of this Agreement, the other Loan Documents and the payment and performance of all of the other Obligations and (b) shall not be merged with any judgment or judgments with respect to the Obligations. The term “Indemnification Agreements” means the collective reference to each provision of this Agreement or any of the Loan Documents for indemnification of the Lender, its parent, Affiliates and/or their respective officers, directors, shareholders, employees, attorneys, other professionals, and agents and to each of the agreements of the Borrower to pay or reimburse the Lender for costs and expenses (including, without limitation, attorneys’ fees) of collection or otherwise.

Section 8.2             No Warranty by Lender.

By accepting or approving anything required to be observed, performed or fulfilled by Borrower or to be given to Lender pursuant to this Agreement, including any certificate, Survey, receipt, appraisal or insurance policy, Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof and any such acceptance or approval thereof shall not be or constitute any warranty or representation with respect thereto by Lender.

Section 8.3             Standard of Conduct of Lender.

Nothing contained in this Agreement or any other Loan Document shall limit the right of Lender to exercise its business judgment or to act, in the context of the granting or withholding of any advance or consent under this Agreement or any other Loan Document, in a subjective manner, whether or not objectively reasonable under the circumstances, so long as Lender’s exercise of its business judgment or action is made or undertaken in good faith. Borrower and Lender intend by the foregoing to set forth and affirm their entire understanding with respect to the standard pursuant to which Lender’s duties and obligations are to be judged and the parameters within which Lender’s discretion may be exercised hereunder and under the other Loan Documents. As used herein, “good faith” means honesty in fact in the conduct and transaction concerned.

Section 8.4             No Partnership.

Nothing contained in this Agreement shall be construed in a manner to create any relationship between Borrower and Lender other than the relationship of borrower and lender and Borrower and Lender shall not be considered partners or co-venturers for any purpose on account of this Agreement.

Section 8.5             Severability.

In the event any one or more of the provisions of this Agreement or any of the other Loan Documents shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any other respect, or in the event any one or more of the provisions of any of the Loan Documents operates or would prospectively operate to invalidate this Agreement or any of the other Loan Documents, then and in either of those events, at the option of Lender, such provision or provisions only shall be deemed null and void and shall not affect the validity of the remaining Obligations, and the remaining provisions of the Loan Documents shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

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Section 8.6             Notices.

All Notices required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service or by certified United States mail, postage prepaid, addressed to the party to whom directed at the applicable address set forth below (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by facsimile. Any Notice shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt; provided that service of a Notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Agreement or in any other Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason.

The address of Borrower is:

IREIT OLIVE BRANCH WEDGEWOOD, L.L.C.

c/o Inland Real Estate Income Trust, Inc.

2901 Butterfield Road

Oak Brook, IL 60523

Attn: President

Fax: 630-368-2218

Copy to :

The Inland Real Estate Group, Inc.

2901 Butterfield Road

Oak Brook, IL 60523

Attn: General Counsel

Fax – 630-218-4900

The address of Lender is:

Bank of America, N.A.

Commercial Real Estate Banking

100 North Tryon Street

NC1-007-11-15

Charlotte, NC 28255

(Attn: Real Estate Loan Administration)

Section 8.7             Permitted Successors and Assigns; Transfers; Disclosure of Information.

(a) Each and every one of the covenants, terms, provisions and conditions of this Agreement and the Loan Documents shall apply to, bind and inure to the benefit of Borrower, its successors and those assigns of Borrower consented to in writing by Lender, and shall apply to, bind and inure to the benefit of Lender and the endorsees, transferees, successors and assigns of Lender, and all Persons claiming under or through any of them.

(b) Borrower agrees not to transfer, assign, pledge or hypothecate any right or interest in any payment or advance due pursuant to this Agreement, or any of the other benefits of this Agreement, without the prior written consent of Lender, which consent may be withheld by Lender in its sole and absolute discretion. Any such transfer, assignment, pledge or hypothecation made or attempted by Borrower without the prior written consent of Lender shall be void and of no effect. No consent by Lender to an assignment shall be deemed to be a waiver of the requirement of prior written consent by Lender with respect to each and every further assignment and as a condition precedent to the effectiveness of such assignment.

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(c) Lender may sell or offer to sell the Loan or interests therein to one or more assignees or participants. Borrower shall execute, acknowledge and deliver any and all instruments reasonably requested by Lender in connection therewith, and to the extent, if any, specified in any such assignment or participation, such assignee(s) or participant(s) shall have the same rights and benefits with respect to the Loan Documents as such Person(s) would have if such Person(s) were Lender hereunder. Lender may disseminate any information it now has or hereafter obtains pertaining to the Loan, including any security for the Loan, any credit or other information on the Property (including environmental reports and assessments), Borrower, any of Borrower’s principals or any Guarantor, to any actual or prospective assignee or participant, to Lender’s Affiliates, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, to any regulatory body having jurisdiction over Lender, to any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and the Loan, or to any other party as necessary or appropriate in Lender’s reasonable judgment. Lender shall make good faith efforts to, promptly after entering into any agreement with same, provide to Borrower contact information with respect to any participants or servicers with respect to the Loan (and shall, in any case, do so promptly following any request of Borrower). In the event of an assignment, upon Borrower’s request, Lender shall provide Borrower with contact information for the applicable assignee(s).

(d) Notwithstanding anything contained in this Loan Agreement or in the Loan Documents (including, without limitation, the Mortgage) to the contrary and provided no Event of Default exists under the Loan Documents as of the time of the transfer, the following transfers shall be deemed “Permitted Transfers” and shall not require Lender’s prior written approval (except as specifically set forth below) but shall require at least ten (10) business days prior written notice to Lender:

(i) Borrower shall have the right to transfer the Property to any one of the Related Parties (defined below), subject to the following conditions being satisfied: (1) all of the representations and warranties of Borrower set forth in this Agreement and the Mortgage remain true and correct in all material respects as they relate to the transferee and the Property and all covenants contained in this Agreement and the Mortgage will, upon transferee’s assumption of the Loan, be satisfied such that no Default or Event of Default will existing hereunder; (2) the transferee shall expressly assume the Loan Documents in a manner reasonably satisfactory to Lender; (3) Lender shall have received payment of the Processing Fee (defined below) and all costs and expenses incurred by Lender in connection with such transfer, including title insurance premiums, documentation costs and reasonable attorneys’ fees; and (4) Guarantor remains liable under the Guaranty or the Sponsor (defined below) of the transferee is acceptable to the Lender in its discretion as a replacement Guarantor and executes the Guaranty so as to become the new Guarantor under the Loan;

(ii) Borrower shall have the right to transfer any interests in Borrower to anyone of the Related Parties, subject to the following conditions being satisfied: (1) all of the representations and warranties of Borrower set forth in this Agreement and the Mortgage remain true and correct in all material respects as they relate to the transferee and the Property and all covenants contained in this Agreement and the Mortgage will, upon transferee’s assumption of the Loan, be satisfied such that no Default or Event of Default will existing hereunder; (2) the transferee shall expressly assume the Loan Documents in a manner reasonably satisfactory to Lender; (3) Lender shall have received payment of the Processing Fee and all costs and expenses incurred by Lender in connection with such transfer, including title insurance premiums, documentation costs and reasonable attorneys’ fees; and (4) Guarantor remains liable under the Guaranty; and/or

(iii) The merger of Borrower with any Related Party shall be permitted provided that: (1) the net worth of the surviving entity is at least $100,000,000.00 which net worth excludes the Borrower's equity in the Real Property at the time of the merger; (2) all of the representations and warranties of Borrower set forth in this Agreement and the Mortgage remain true and correct in all material respects as they relate to the surviving entity and the Property and all covenants contained in this Agreement and the Mortgage will, upon surviving entity’s assumption of the Loan, be satisfied such that no Default or Event of Default will existing hereunder; (3) the surviving entity shall expressly assume the Loan Documents in a manner reasonably satisfactory to Lender and an additional party acceptable to Lender, in its discretion, as a replacement Guarantor shall execute the Guaranty; and (4) payment all costs and expenses incurred by Lender in connection with such transfer, including title insurance premiums, documentation costs and reasonable attorneys’ fees.

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(iv) “Related Party” and “Related Parties” shall mean any of the following entities and any entity wholly owned and controlled by any of the following entities: Inland American Real Estate Trust, Inc.; Inland Diversified Real Estate Trust, Inc.; Inland Real Estate Investment Corporation; Inland Real Estate Corporation; or any entity sponsored by Inland Real Estate Investment Corporation. “Sponsor” shall mean the constituent entity of the transferee having final or ultimate authority or control over said transferee. “Processing Fee” shall mean $15,000.00 payable in each instance that there is a Permitted Transfer under this Section.

(e) Any transfer of ownership of all types and classes of the shares of Guarantor shall not constitute a prohibited transfer so long as Guarantor maintains its real estate investment trust status or is a publicly traded corporation on the New York Stock Exchange or the NASDAQ National Market.

Section 8.8             Modification; Waiver.

None of the terms or provisions of this Agreement may be changed, waived, modified, discharged or terminated except by instrument in writing executed by the party or parties against whom enforcement of the change, waiver, modification, discharge or termination is asserted. None of the terms or provisions of this Agreement shall be deemed to have been abrogated or waived by reason of any failure or failures to enforce the same.

Section 8.9             Third Parties; Benefit.

All conditions to the obligation of Lender to make advances hereunder are imposed solely and exclusively for the benefit of Lender and its assigns and no other Persons shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be the beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender at any time in the sole and absolute exercise of its discretion. The terms and provisions of this Agreement are for the benefit of the parties hereto and, except as herein specifically provided, no other Person shall have any right or cause of action on account thereof.

Section 8.10         Rules of Construction.

The words “hereof,” “herein,” “hereunder,” “hereto,” and other words of similar import refer to this Agreement in its entirety. The terms “agree” and “agreements” mean and include “covenant” and “covenants.” The words “include” and “including” shall be interpreted as if followed by the words “without limitation.” The captions and headings contained in this Agreement are included herein for convenience of reference only and shall not be considered a part hereof and are not in any way intended to define, limit or enlarge the terms hereof. All references (a) made in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (b) made in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, (c) to the Loan Documents are to the same as extended, amended, restated, supplemented or otherwise modified from time to time unless expressly indicated otherwise, (d) to the Land, the Improvements or the Property shall mean all or any portion of each of the foregoing, respectively, and (e) to Articles, Sections and Schedules are to the respective Articles, Sections and Schedules contained in this Agreement unless expressly indicated otherwise.

Section 8.11         Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be considered an original for all purposes; provided, however, that all such counterparts shall together constitute one and the same instrument.

Section 8.12         Intentionally Omitted.

Section 8.13         Governing Law.

This Agreement shall be governed by and construed, interpreted and enforced in accordance with the Laws of the State of North Carolina.

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Section 8.14         Time of Essence.

Time shall be of the essence for each and every provision of this Agreement of which time is an element.

Section 8.15         Electronic Transmission of Data.

Lender and Borrower agree that certain data related to the Loan (including confidential information, documents, applications and reports) may be transmitted electronically, including transmission over the Internet. This data may be transmitted to, received from or circulated among agents and representatives of Borrower and/or Lender and their Affiliates and other Persons involved with the subject matter of this Agreement. Borrower acknowledges and agrees that (a) there are risks associated with the use of electronic transmission and that Lender does not control the method of transmittal or service providers, (b) Lender has no obligation or responsibility whatsoever and assumes no duty or obligation for the security, receipt or third party interception of any such transmission, and (c) Borrower will release, hold harmless and indemnify Lender from any claim, damage or loss, including that arising in whole or part from Lender’s strict liability or sole, comparative or contributory negligence, which is related to the electronic transmission of data.

Section 8.16         Dispute Resolution.

This Section is referred to as the “Dispute Resolution Provision.” Lender and Borrower (and any other party to this Agreement) agree that this Dispute Resolution Provision is a material inducement for their entering into this Agreement.

(a) This Dispute Resolution Provision concerns the resolution of any disputes, controversies, claims, counterclaims, allegations of liability, theories of damage, or defenses (collectively, a “Claim” or “Claims”) between Lender, on the one hand, and Borrower and/or any obligor, on the other hand (each side being, for the purposes of this Dispute Resolution Provision, a “Party” and the two sides together being the “Parties”), regardless of whether based on federal, state, or local law, statute, ordinance, regulation, contract, common law, or any other source, and regardless of whether foreseen or unforeseen, suspected or unsuspected, or fixed or contingent at the time of this Agreement, including but not limited to Claims that arise out of or relate to: (i) this Agreement (including any renewals, extensions or modifications); or (ii) any document related to this Agreement. For purposes of this Dispute Resolution Provision only, the terms “Lender” or “Party” or “Parties” (to the extent referring to or including Lender) shall include any parent corporation, subsidiary or affiliate of Lender, and the terms “Borrower” or “Party” or “Parties” (to the extent referring to or including Borrower) shall include any parent corporation, subsidiary or affiliate of Borrower, as applicable.

(b) The Parties agree that at the request of any Party to this Agreement, any Claim shall be resolved by binding arbitration. The Claims shall be governed by the Laws of the State of North Carolina without regard to its conflicts of law principles. The Federal Arbitration Act, 9 U.S.C. §§ 1 et seq. (the “Act”), shall apply to the construction, interpretation, and enforcement of this Dispute Resolution Provision, as well as to the confirmation of or appeal from any arbitration award.

(c) Arbitration proceedings will be determined in accordance with the Act, the then-current Commercial Finance rules and procedures of the American Arbitration Association or any successor thereof (“AAA”) (or any successor rules for arbitration of financial services disputes), and the terms of this Dispute Resolution Provision. In the event of any inconsistency, the terms of this Dispute Resolution Provision shall control. The arbitration shall be administered by the Parties and not the AAA and shall be conducted, unless otherwise required by Law, at a location selected solely by Lender in any U.S. state where real or tangible personal property collateral for this credit is located or where Borrower has a place of business. If there is no such state, Lender shall select a location in the state specified in the governing law section of this Agreement.

(d) If aggregate Claims are One Million Dollars ($1,000,000) or less:

(i) All issues shall be heard and determined by one neutral arbitrator. The arbitrator shall have experience with commercial financial services disputes and, if possible, prior judicial experience, and shall be selected pursuant to the AAA “Arbitrator Select: List and Appointment” process, to be initiated by Lender. If the AAA “Arbitrator Select: List and Appointment” process is unavailable, Lender shall initiate any successor process offered by the AAA or a similar process offered by any other nationally recognized alternative dispute resolution organization.

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(ii) Unless the arbitrator has a dispositive motion under advisement or unforeseeable and unavoidable conflicts arise (as determined by the arbitrator), all arbitration hearings shall commence within ninety (90) days of the appointment of the arbitrator, and under any circumstances the award of the arbitrator shall be issued within one hundred twenty (120) days of the appointment of the arbitrator.

(iii) A Party shall be entitled to take no more than two (2) fact depositions, one or both of which may be taken in accordance with Fed. R. Civ. P. 30(b)(6), plus depositions of any experts designated by the other Party, each of seven (7) hours or less, during pre-hearing discovery.

(iv) There shall be no written discovery requests except a Party may serve document requests on the other Party not to exceed twenty (20) in number, including subparts. The requests shall be served within forty-five (45) days of the appointment of the arbitrator and shall be responded to within twenty-one (21) days of service.

(e) If aggregate Claims exceed One Million Dollars ($1,000,000):

(i) The issues shall be heard and determined by one neutral arbitrator selected as above unless either Party requests that all issues be heard and determined by three (3) neutral arbitrators. In that event, each Party shall select an arbitrator with experience with commercial financial services disputes, and the two arbitrators shall select a third arbitrator, who shall have prior judicial experience. If the arbitrators cannot agree, the third arbitrator shall be selected pursuant to the AAA “Arbitrator Select: List and Appointment” process, to be initiated by Lender.

(ii) Unless the arbitrator(s) have a dispositive motion under advisement or other good cause is shown (as determined by the arbitrator(s)), all arbitration hearings shall commence within one hundred twenty (120) days of the appointment of the arbitrator(s), and under any circumstances the award of the arbitrator(s) shall be issued within one hundred eighty (180) days of the appointment of the arbitrator(s).

(iii) A Party shall be entitled to take no more than five (5) fact depositions, one or more of which may be taken in accordance with Fed. R. Civ. P. 30(b)(6), plus depositions of any experts designated by the other Party, each of seven (7) hours or less, during pre-hearing discovery.

(iv) There shall be no written discovery requests except a Party may serve document requests on the other Party not to exceed thirty (30) in number, including subparts. The requests shall be served within forty-five (45) days of the appointment of the arbitrator(s) and shall be responded to within twenty-one (21) days of service.

(f) Where a Party intends to rely upon the testimony of an expert on an issue for which the Party bears the burden of proof, the expert(s) must be disclosed within thirty (30) days following the appointment of the arbitrator(s), including a written report in accordance with Fed. R. Civ. P. 26(a)(2)(B). The arbitrator(s) shall exclude any expert not disclosed strictly in accordance herewith. The other Party shall have the right within thirty (30) days thereafter to take the deposition of the expert(s) (upon payment of the expert’s reasonable fees for the in-deposition time), and to identify rebuttal expert(s), including a written report in accordance with Fed. R. Civ. P. 26(a)(2)(B).

(g) The arbitrator(s) shall consider and rule on motions by the Parties to dismiss for failure to state a claim; to compel; and for summary judgment, in a manner substantively consistent with the corresponding Federal Rules of Civil Procedure. The arbitrator(s) shall enforce the “Apex” doctrine with regard to requested depositions of high-ranking executives of both Parties. The arbitrator(s) shall exclude any Claim not asserted within thirty (30) days following the demand for arbitration. This shall not prevent a Party from revising the calculation of damages on any existing theory. All discovery shall close at least one (1) week before any scheduled hearing date, and all hearing exhibits shall have been exchanged by the same deadline or they shall not be given weight by the arbitrator(s).

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(h) The arbitrator(s) will give effect to applicable statutes of limitations in determining any Claim and shall dismiss the Claim if it is barred by the statutes of limitations. For purposes of the application of any statutes of limitations, the service of a written demand for arbitration or counterclaim pursuant to the notice section of this Agreement is the equivalent of the filing of a lawsuit. At the request of any Party made at any time, including at confirmation of an award, the resolution of a statutes of limitations defense to any Claim shall be decided de novo by a court of competent jurisdiction rather than by the arbitrator(s). Otherwise, any dispute concerning this Dispute Resolution Provision or whether a Claim is arbitrable shall be determined by the arbitrator(s), except as otherwise set forth in this Dispute Resolution Provision.

(i) The arbitrator(s) shall have the power to award legal fees and costs relating to the arbitration proceeding and any related litigation or arbitration, pursuant to the terms of this Agreement. The arbitrator(s) shall provide a written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed and have judgment entered and enforced.

(j) This Dispute Resolution Provision does not limit the right of any Party to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or non-judicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights; or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

(k) The filing of a court action is not intended to constitute a waiver of the right of any Party, including the suing Party, thereafter to require submittal of the Claims to arbitration.

(l) Any arbitration or court trial (whether before a judge or jury) of any Claim will take place on an individual basis without resort to any form of class or representative action (the “Class Action Waiver”). THE CLASS ACTION WAIVER PRECLUDES ANY PARTY FROM PARTICIPATING IN OR BEING REPRESENTED IN ANY CLASS OR REPRESENTATIVE ACTION REGARDING A CLAIM. Regardless of anything else in this Dispute Resolution Provision, the validity and effect of the Class Action Waiver may be determined only by a court and not by an arbitrator. The Parties to this Agreement acknowledge that the Class Action Waiver is material and essential to the arbitration of any disputes between the Parties and is nonseverable from the agreement to arbitrate Claims. If the Class Action Waiver is limited, voided or found unenforceable, then the Parties’ agreement to arbitrate shall be null and void with respect to such proceeding, subject to the right to appeal the limitation or invalidation of the Class Action Waiver. THE PARTIES ACKNOWLEDGE AND AGREE THAT UNDER NO CIRCUMSTANCES WILL A CLASS ACTION BE ARBITRATED.

(m) The arbitration proceedings shall be private. All documents, transcripts, and filings received by any Party shall not be disclosed by the recipient to any third parties other than attorneys, accountants, auditors, and financial advisors acting in the course of their representation, or as otherwise ordered by a court of competent jurisdiction. Any award also shall be kept confidential, although this specific requirement shall be void once the award must be submitted to a court for enforcement. The Parties agree that injunctive relief, including a temporary restraining order, from a trial court is the appropriate relief for breach of this paragraph, and they waive any security or the posting of a bond as a requirement for obtaining such relief.

(n) By agreeing to binding arbitration, the Parties irrevocably and voluntarily waive, but only to the extent permitted under applicable Law, any right they may have to a trial by jury in respect of any Claim. Furthermore, without intending in any way to limit this agreement to arbitrate, to the extent any Claim is not arbitrated, the Parties irrevocably and voluntarily waive, but, again, only to the extent permitted under applicable Law, any right they may have to a trial by jury in respect of such Claim. To the extent effective under applicable Law, this waiver of jury trial shall remain in effect even if the Class Action Waiver is limited, voided or found unenforceable. WHETHER THE CLAIM IS DECIDED BY ARBITRATION OR BY TRIAL BY A JUDGE, THE PARTIES AGREE AND UNDERSTAND THAT THE EFFECT OF THIS AGREEMENT IS THAT THEY ARE GIVING UP THE RIGHT TO TRIAL BY JURY TO THE EXTENT PERMITTED BY LAW.

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Section 8.17         Forum.

Borrower hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the jurisdiction of any state court or any United States federal court sitting in the State specified in the governing law section of this Agreement and to the jurisdiction of any state court or any United States federal court sitting in the state in which any of the Property is located, over any Dispute. Borrower hereby irrevocably waives, to the fullest extent permitted by Law, any objection that Borrower may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Borrower hereby agrees and consents that, in addition to any methods of service of process provided for under applicable Law, all service of process in any such suit, action or proceeding in any state court or any United States federal court sitting in the state specified in the governing law section of this Agreement may be made by certified or registered mail, return receipt requested, directed to Borrower at its address for notice set forth in this Agreement, or at a subsequent address of which Lender received actual notice from Borrower in accordance with the notice section of this Agreement, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Lender to serve process in any manner permitted by Law or limit the right of Lender to bring proceedings against Borrower in any other court or jurisdiction.

Section 8.18         Intentionally Omitted.

Section 8.19         USA Patriot Act Notice.

Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), Lender is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Patriot Act.

Section 8.20         ECP Representation.

On each date on which a Swap Transaction is entered into, Borrower will be deemed to represent to Lender that it is an “eligible contract participant” and that each Guarantor, if any, of any Swap Obligations constituting part of the obligations guaranteed in the Guaranty is an “eligible contract participant,” as such term is defined in the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute (the “Commodity Exchange Act”). For purposes of this provision, “Swap Obligation” means any obligation to pay or perform under any Swap Contract, or any other agreement, contract or transaction entered into in connection with a Swap Transaction. For purposes of clarification, this provision (a) shall not be construed to require any Person to qualify as an “eligible contract participant” with respect to any Swap Obligation to the extent failure to so qualify does not violate the terms of the Commodity Exchange Act and (b) shall not be construed to require any such Person to be liable for any additional obligations that such Person is not already liable for under documents, instruments or agreements entered into by (or on behalf of) such Person or pursuant to applicable law.

Section 8.21         Entire Agreement.

The Loan Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the transactions arising in connection with the Loan, and supersede all prior written or oral understandings and agreements between Borrower and Lender with respect to the matters addressed in the Loan Documents. In particular, and without limitation, the terms of any commitment by Lender to make the Loan are merged into the Loan Documents. Except as incorporated in writing into the Loan Documents, there are no representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other instrument or agreement, including any other Loan Document, the terms, conditions and provisions of this Agreement shall prevail.

[remainder of page left intentionally blank – signature page(s) and schedules to follow]

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IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed under seal as of the date first above written.

BORROWER:

IREIT OLIVE BRANCH WEDGEWOOD, L.L.C., a Delaware limited liability company

By: Inland Real Estate Income Trust, Inc., a Maryland corporation, its sole member

By: /s/ David Z. Lichterman

Name: David Z. Lichterman

Its: Treasurer and Chief Accounting Officer

[SEAL]

LENDER:

BANK OF AMERICA, N.A.

By: /s/ Patricia H. Gardenhire

Name: Patricia H. Gardenhire

Its: Vice President

[SEAL]

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Schedule 1

Definitions

Unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified, such definitions to be applicable equally to the singular and the plural forms of such terms and to all genders:

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Approved Manager” means any of Inland National Real Estate Services, LLC (or an affiliate thereof) or any other reputable and creditworthy property manager, subject to the prior approval of Lender, not to be unreasonably withheld, with a portfolio of properties comparable to the Property under active management.

“Authorized Signer” means any signer of this Agreement, acting alone, or any other representative of Borrower duly designated and authorized by Borrower to execute documents or instruments related to the Loan in a writing addressed to Lender.

“Banking Day” means any day that is not a Saturday, Sunday or banking holiday in the State of North Carolina.

“Borrower’s Deposit Account” means an account established with Lender pursuant to the terms of Section 4.6.

“Casualty” means any act or occurrence of any kind or nature that results in damage, loss or destruction to the Property.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law , (b) any change in Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline, or directive (whether or not having the force of Law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and (y) all requests, rules, guidelines, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, or issued.

“Closing Checklist” means that certain Closing Requirements and Checklist setting forth the conditions for closing the Loan and recording the Mortgage.

“Code” means the Internal Revenue Code of 1986, as amended.

“Condemnation” means any taking of title to, use of, or any other interest in the Property under the exercise of the power of condemnation or eminent domain, whether temporarily or permanently, by any Governmental Authority or by any other Person acting under or for the benefit of a Governmental Authority.

“Condemnation Awards” means any and all judgments, awards of damages (including severance and consequential damages), payments, proceeds, settlements, amounts paid for a taking in lieu of Condemnation, or other compensation heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, or in connection with, any Condemnation or threatened Condemnation.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, “Controlling” or “Controlled” have meanings correlative thereto.

“Default” means an event or circumstance that, with the giving of Notice or lapse of time, or both, would constitute an Event of Default under the provisions of this Agreement.

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“Dispute” means any controversy, claim or dispute between or among the parties to this Agreement, including any such controversy, claim or dispute arising out of or relating to (a) this Agreement, (b) any other Loan Document, (c) any related agreements or instruments, or (d) the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort).

“Environmental Agreement” means the Environmental Indemnification and Release Agreement of even date herewith by and between Borrower and Lender pertaining to the Property, as the same may from time to time be extended, amended, restated or otherwise modified.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” means any event or circumstance specified in Article VI and the continuance of such event or circumstance beyond the applicable grace and/or cure periods therefor, if any, set forth in Article VI.

“Expenses” means all fees, charges, costs and expenses of any nature whatsoever (including reasonable internal costs and expenses, to the extent directly related to the Loan Documents or the Loan (and not related to general overhead, administrative or other matters)) incurred at any time and from time to time (whether before or after an Event of Default) by Lender in making, funding, administering or modifying the Loan, in negotiating or entering into any “workout” of the Loan, or in exercising or enforcing any rights, powers and remedies provided in the Mortgage or any of the other Loan Documents, including attorneys’ fees, court costs, receiver’s fees, management fees and costs incurred in the repair, maintenance and operation of, or taking possession of, or selling, the Property.

“Financial Statements” means (i) for Guarantor, a balance sheet, income statement, statements of cash flow (as currently provided in Guarantor’s 10-K) and, to the extent not otherwise set forth in Guarantor’s Form 10-K, real estate schedules providing details on each individual real property in the Guarantor’s portfolio; and (ii) for Borrower, an unaudited balance sheet and income statement. For purposes of this definition and any covenant requiring the delivery of Financial Statements, each party for whom Financial Statements are required is a “reporting party” and a specified period to which the required Financial Statements relate is a “reporting period.”

“Governmental Authority” or “Governmental Authorities” means any governmental or quasi-governmental entity, including any court, department, commission, board, bureau, agency, administration, service, district or other instrumentality of any governmental entity.

“Guarantor” means Inland Real Estate Income Trust, Inc., and its permitted successors and assigns.

“Guaranty” means the Guaranty Agreement of even date herewith executed by Guarantor for the benefit of Lender, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Improvements” means all on-site and off-site improvements to the Land for an approximately 170,097SF shopping center located on the Land, together with all fixtures, tenant improvements, improvements and appurtenances now or later to be located on the Land and/or in such improvements.

“Insurance Proceeds” means the insurance claims under and the proceeds of any and all policies of insurance covering the Property or any part thereof, including all returned and unearned premiums with respect to any insurance relating to such Property, in each case whether now or hereafter existing or arising.

“Land” means the land described in and encumbered by the Mortgage.

“Law(s)” means all federal, state and local laws, statutes, rules, ordinances, regulations, codes, licenses, authorizations, decisions, injunctions, interpretations, orders or decrees of any court or other Governmental Authority having jurisdiction as may be in effect from time to time.

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“Leases” means all leases, license agreements and other occupancy or use agreements (whether oral or written), now or hereafter existing, which cover or relate to the Property or any part thereof, together with all options therefor, amendments thereto and renewals, modifications and guaranties thereof, including any cash or security deposited under the Leases to secure performance by the tenants of their obligations under the Leases, whether such cash or security is to be held until the expiration of the terms of the Leases or applied to one or more of the installments of rent coming due thereunder.

“Loan” means the loan from Lender to Borrower, the repayment obligations in connection with which are evidenced by the Note.

“Loan Amount” means $16,900,000.00.

“Loan Documents” means this Agreement, the Note, the Mortgage, the Environmental Agreement, the Guaranty, any Swap Contract, any application or reimbursement agreement executed in connection with any Letter of Credit, the Management Agreement Assignment and any and all other documents which Borrower, Guarantor or any other party or parties have executed and delivered, or may hereafter execute and deliver, to evidence, secure or guarantee the Obligations, or any part thereof, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Management Agreement Assignment” means that certain Assignment and Subordination of Management Agreement dated as of the date hereof among Borrower, Manager and Lender, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Material Adverse Effect” means: (a) a material adverse change in, or a material adverse effect upon the Property; (b) a material impairment of the ability of Borrower to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any party (other than Lender) to the Loan Documents of any such document or agreement to which it is a party.

“Mortgage” means the Deed of Trust, Assignment, Security Agreement and Fixture Filing of even date herewith given by Borrower to the trustee named therein and for the benefit of Lender to secure the Obligations, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Net Proceeds,” when used with respect to any Condemnation Awards or Insurance Proceeds, means the gross proceeds from any Condemnation or Casualty remaining after payment of all expenses, including attorneys’ fees, incurred in the collection of such gross proceeds.

“Note” means the Promissory Note of even date herewith, in an amount equal to the Loan Amount, made by Borrower to the order of Lender, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Notice” means a notice, request, consent, demand or other communication given in accordance with the provisions of Section 8.6 of this Agreement.

“Obligations” means all present and future debts, obligations and liabilities of Borrower to Lender arising pursuant to, or on account of, the provisions of this Agreement, the Note or any of the other Loan Documents, including the obligations: (a) to pay all principal, interest, late charges, prepayment premiums (if any) and other amounts due at any time under the Note; (b) to pay all Expenses, indemnification payments, fees and other amounts due at any time under the Mortgage or any of the other Loan Documents, together with interest thereon as provided in the Mortgage or such Loan Document; (c) to pay and perform all obligations of Borrower (or its Affiliate) under any Swap Contract; and (d) to perform, observe and comply with all of the terms, covenants and conditions, expressed or implied, which Borrower is required to perform, observe or comply with pursuant to the terms of this Agreement, the Mortgage or any of the other Loan Documents.

“Person” means an individual, a corporation, a partnership, a joint venture, a limited liability company, a trust, an unincorporated association, any Governmental Authority or any other entity.

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“Property” means the real and personal property conveyed and encumbered by the Mortgage.

“Rents” means all of the rents, royalties, issues, profits, revenues, earnings, income and other benefits of the Property or any part thereof, or arising from the use or enjoyment of the Property or any part thereof, including all such amounts paid under or arising from any of the Leases and all fees, charges, accounts or other payments for the use or occupancy of rooms or other public facilities within the Property or any part thereof.

“State” means the State of Mississippi.

“Survey” means a map or plat of survey of the Land which conforms with Lender’s survey requirements set forth in the Closing Checklist.

“Swap Contract” means any agreement, whether or not in writing, relating to any Swap Transaction, including, unless the context otherwise clearly requires, any form of master agreement (the “Master Agreement”) published by the International Swaps and Derivatives Association, Inc., or any other master agreement, entered into prior to the date hereof or any time after the date hereof, between Swap Counterparty and Borrower (or its Affiliate), together with any related schedule and confirmation, as amended, supplemented, superseded or replaced from time to time.

“Swap Counterparty” means Lender or an Affiliate of Lender, in its capacity as counterparty under any Swap Contract.

“Swap Transaction” means any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, note or bill option, interest rate option, forward foreign exchange transaction, cap transaction, collar transaction, floor transaction, currency swap transaction, cross-currency rate swap transaction, swap option, currency option, credit swap or default transaction, T-lock, or any other similar transaction (including any option to enter into the foregoing) or any combination of the foregoing, entered into prior to the date hereof or anytime after the date hereof between Swap Counterparty and Borrower (or its Affiliate) so long as a writing, such as a Swap Contract, evidences the parties’ intent that such obligations shall be secured by the Mortgage in connection with the Loan.

“Taxes” means all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority or any communities facilities or other private district on Borrower or on any of its properties or assets or any part thereof or in respect of any of its franchises, businesses, income or profits.

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Schedule 2

Swap Contracts

1. Swap Documentation. Within the timeframes required by Lender and Swap Counterparty, Borrower shall deliver to Swap Counterparty the following documents and other items, executed and acknowledged as appropriate, all in form and substance satisfactory to Lender and Swap Counterparty: (a) Master Agreement in the form published by the International Swaps and Derivatives Association, Inc. and related schedule in the form agreed upon between Borrower (or its Affiliate) and Swap Counterparty; (b) a confirmation under the foregoing, if applicable; (c) the Guaranty; (d) if Borrower (or its Affiliate) is anything other than a natural person, evidence of due authorization to enter into transactions under the foregoing Swap Contract with Swap Counterparty, together with evidence of due authorization and execution of any Swap Contract; and such other title endorsements, documents, instruments and agreements as Lender and Swap Counterparty may require to evidence satisfaction of the conditions set forth in this Section 1, including a swap endorsement to Lender’s title policy in form and substance satisfactory to Lender.

In addition to the following provision, the Borrower should grant a security interest in payments owed by the Swap Counterparty. Depending on state law, this security agreement can be included in the mortgage, or it can be a separate security agreement. If the Borrower’s Affiliate is the party to the Swap Contract, you will need to delete the following provision and to obtain a separate security agreement from the Borrower’s Affiliate.

2. Conveyance and Security Interest. To secure Borrower’s Obligations, Borrower hereby transfers, assigns and transfers to Lender, and grants to Lender a security interest in, all of Borrower’s right, title and interest, but not its obligations, duties or liabilities for any breach, in, under and to the Swap Contract, any and all amounts received by Borrower in connection therewith or to which Borrower is entitled thereunder, and all proceeds of the foregoing. All amounts payable to Borrower under the Swap Contract shall be paid to Lender and shall be applied to pay interest or other amounts under the Loan.

3. Cross-Default. It shall be an Event of Default under this Agreement if any Event of Default occurs as defined under any Swap Contract as to which Borrower (or its Affiliate) is the Defaulting Party, or if any Termination Event occurs under any Swap Contract as to which Borrower (or its Affiliate) is an Affected Party. As used in this Section, the terms “Defaulting Party,” “Termination Event” and “Affected Party” have the meanings ascribed to them in the Swap Contract.

4. Remedies; Cure Rights. In addition to any and all other remedies to which Lender and Swap Counterparty are entitled at Law or in equity, Swap Counterparty shall have the right, to the extent so provided in any Swap Contract or any Master Agreement relating thereto, (a) to declare an event of default, termination event or other similar event thereunder and to designate an Early Termination Date as defined under the Master Agreement, and (b) to determine net termination amounts in accordance with the Swap Contract and to setoff amounts between Swap Contracts. Lender shall have the right at any time (but shall have no obligation) to take in its name or in the name of Borrower (or its Affiliate) such action as Lender may at any time determine to be necessary or advisable to cure any default under any Swap Contract or to protect the rights of Borrower (or its Affiliate) or Swap Counterparty thereunder; provided, however, that before the occurrence of an Event of Default under this Agreement, Lender shall give prior written notice to Borrower before taking any such action. For this purpose, Borrower hereby constitutes Lender its true and lawful attorney-in-fact with full power of substitution, which power of attorney is coupled with an interest and irrevocable, to exercise, at the election of Lender, any and all rights and remedies of Borrower (or its Affiliate) under the Swap Contract, including making any payments thereunder and consummating any transactions contemplated thereby, and to take any action that Lender may deem proper in order to collect, assert or enforce any claim, right or title, in and to the Swap Contract hereby assigned and conveyed, and generally to take any and all such action in relation thereto as Lender shall deem advisable. Lender shall not incur any liability if any action so taken by Lender or on its behalf shall prove to be inadequate or invalid. Borrower expressly understands and agrees that Lender is not hereby assuming any duties or obligations of Borrower (or its Affiliate) to make payments to Swap Counterparty under any Swap Contract or under any other Loan Document. Such payment duties and obligations remain the responsibility of Borrower (or its Affiliate) notwithstanding any language in this Agreement.

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Schedule 3

Financial Covenants

1. Debt Service Coverage Ratio. Borrower shall, as of each Covenant Determination Date (as defined below), maintain a Debt Service Coverage Ratio (as hereinafter defined) of at least 1.25 to 1.00. As used herein, the following terms shall have the meanings as indicated below:

“Assumed Interest Rate” means the greater of (i) six and one half of one percent (6.50%) per annum and (ii) the most recent rate published as of the applicable Determination Date in the United States Federal Reserve Statistical Release (H.15) for 10-year Treasury Constant Maturities, plus 250 basis points.

“Calculation Period” means the most-recently ended twelve (12) calendar month period ending on the applicable Determination Date for which Borrower is required to have provided financial statements.

“Cash Sweep Termination Date” means the first Determination Date following the commencement of any requirement for Borrower to make payments of Free Cash Flow pursuant to item 2(a) below on which the Debt Service Coverage Ratio is at least 1.30 to 1.00.

“Covenant Determination Date” means the date on which the Borrower is required, pursuant to the terms hereof, to have reported quarter-end financial information for the period ending June 30, 2014 and for subsequent dates related to the reporting periods ending on each December 31 and June 30 thereafter during the term of the Loan.

“Debt Service” means the payment of principal and interest that would have been payable for one year under a hypothetical loan, assuming (A) a loan balance equal to the amount of the outstanding principal balance of the Loan as of the Determination Date, plus, in connection with any calculation related to the funding of the Earn-Out, that portion of the Earn-Out Amount that Borrower has requested to be funded pursuant to the draw request delivered under Section 2.3(a)(2) hereof, (B) an interest rate equal to the Assumed Interest Rate, and (C) amortization of the aggregate principal indebtedness over a thirty (30) year amortization period.

“Debt Service Coverage Ratio” as of any Determination Date, for the applicable Calculation Period the ratio, as determined by Lender, of (i) Net Operating Income to (ii) Debt Service.

“Determination Date” means (a) each Covenant Determination Date and (b) with respect to the calculation of the Debt Service Coverage Ratio related to the determination of whether the conditions precedent to the funding of the Earn-Out Amount have been satisfied, the reporting period most-recently ended on June 30 or December 31, as applicable.

“Free Cash Flow” means, for any calendar month, an amount equal to (a) gross revenues of Borrower for such calendar month, less (b) an amount equal to (i) Operating Expenses for such calendar month, plus (ii) the pro rated portion of income taxes allocable to such calendar month and interest payable on the Loan for such calendar month.

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“Net Operating Income” means, with respect to the Calculation Period related to any Determination Date, the amount obtained by subtracting the (i) total of Operating Expenses reported for the applicable Calculation Period from (ii) Operating Revenue for the applicable Calculation Period, as such amounts may be adjusted by Lender in its reasonable discretion based on (A) Lender’s underwriting standards, including adjustments for pro-forma chargebacks, any free rent periods provided for in existing leases, vacancy allowances and other concessions and (B) pro forma adjustments (as approved by Lender) for new leases signed during the applicable Calculation Period and with respect to which the applicable tenant is in occupancy and paying rent. As used herein, “vacancy allowance” means an allowance for reductions in potential income attributable to vacancies, tenant turnover, and nonpayment of rent.

“Operating Expenses” means, with respect to any period of time, the total of all expenses of Borrower actually paid or payable, computed on an annualized basis in accordance with generally accepted accounting principles, of whatever kind relating to the ownership, operation, maintenance or management of the Property, including utilities, ordinary repairs and maintenance, insurance premiums, ground rents, if any, license fees, Taxes, advertising expenses, payroll and related taxes, management fees equal to the greater of 4.3% of Operating Revenue or the management fees actually paid under any management agreement and a reserve in the amount of $0.15 per square foot contained in the Improvements, but specifically excluding depreciation and amortization, income taxes, debt service on the Loan, any item of expense that would otherwise be covered by the provisions hereof but which is paid by any tenant under such tenant’s Lease or other agreement provided such reimbursement by tenant is not included in the calculation of Actual Operating Revenue. Operating Expenses shall be subject to appropriate seasonal and other adjustments in Lender’s reasonable discretion. Any charge, cost or expense which is in accordance with accrual basis income tax accounting is depreciated or amortized over a period which exceeds one (1) year shall be treated as an expense, for the purposes of the foregoing calculations, ratably over the period of depreciation or amortization.

“Operating Revenue” means, with respect to any applicable Calculation Period, all income of Borrower for such period received in connection with the ownership and operation of the Property, including Rents, utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees, and other required pass-throughs, but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, refunds from tenants, uncollectible accounts, chargebacks, sales of furniture, fixtures and equipment, interest income, Condemnation Awards, Insurance Proceeds (other than business interruption or other loss of income insurance), unforfeited security deposits, utility and other similar deposits, income from tenants not paying rent, income from tenants in bankruptcy, and non-cash, non-recurring or extraordinary income, including lease termination payments. Operating Revenue shall be net of any projected free rent periods, chargebacks, other concessions and credits. Operating Revenue shall be subject to appropriate seasonal and other adjustments in Lender’s reasonable discretion. For purposes of clarification, Operating Revenue shall include only those revenues related to the operation of the Property.

In the event that Borrower is not in compliance with the Debt Service Coverage Ratio set forth above, Borrower shall, within five (5) days of the applicable Determination Date on which it fails to meet such covenant, make a prepayment of principal towards the Loan in accordance with the prepayment provisions of the Note in an amount sufficient to ensure that the Debt Service Coverage Ratio as of the date of such prepayment then meets or exceeds the required ratio. Upon Borrower making such prepayment or deposit, Lender shall be deemed to have waived the default caused by such non-compliance. Failure to satisfy the prepayment requirements set forth in this paragraph in a timely manner shall constitute an immediate Event of Default under this Agreement.

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2. Failure to Satisfy Debt Service Coverage Ratio Requirement.

(a) In the event that Borrower is not, as of any Covenant Determination Date, in compliance with the Debt Service Coverage Ratio set forth above, Borrower shall, on or prior to the end of the calendar month following the applicable Covenant Determination Date on which it fails to meet such covenant (such date constituting the “Required Remedy Date”), make a prepayment of principal towards the Loan in accordance with the prepayment provisions of the Note in an amount sufficient to ensure that the Debt Service Coverage Ratio (as calculated on a pro forma basis taking into account such prepayment) then meets or exceeds a 1.25 to 1.00 Debt Service Coverage Ratio; provided, that to the extent Borrower does not satisfy the prepayment condition set forth above on or prior to such Required Remedy Date, Borrower shall thereafter, for each calendar month following such Required Remedy Date and until the occurrence of the Cash Sweep Termination Date, cause, on or prior to the date which is (10) business days following the end of each such calendar month, to be delivered directly to an account designated by Lender for Lender’s account and application to the then-outstanding due and unpaid Obligations in such order as Lender may, in its discretion, determine 100% of Free Cash Flow (such funds constituting, collectively, the “Compliance Cash Collateral”); provided, that (i) Borrower shall, together with each such payment, deliver to Lender a detailed, Borrower-certified calculation of its Free Cash Flow for the most-recently-ended calendar month; (ii) Lender shall hold such Compliance Cash Collateral until either (A) the Cash Sweep Termination Date (at which point that Lender shall, at Borrower’s request, return the Compliance Cash Collateral to Borrower); or (B) the Maturity Date, at which time all Compliance Cash Collateral shall be applied to any of the outstanding Obligations (in such manner as Lender may determine) or, to the extent all of the Obligations have been fully satisfied, returned to the Borrower.

(b) Failure of Borrower to satisfy the requirements set forth above in this Schedule 3 as of the date required hereby shall constitute an immediate Event of Default under this Agreement.

(c) The provisions of this Schedule 3 shall apply to each failure of Borrower to meet the Maintenance DSC as of a Covenant Determination Date.

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Schedule 4

Potential Liens

[List applicable documents.]

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Schedule 5

Leasing and Tenant Matters

1. Representations and Warranties of Borrower Regarding Leases.

Borrower represents and warrants that Borrower has delivered to Lender Borrower’s standard form of tenant lease and a true and correct copy of all Leases and any guaranty(ies) thereof, affecting any part of the Improvements, together with a complete rent roll for the Property that is accurate in all material respects, and, except to the extent and as set forth in leases delivered to Lender prior to closing, no such Lease or guaranty contains any option or right of first refusal to purchase all or any portion of the Property or any present or future interest therein.

2. Covenants of Borrower Regarding Leases and Rents.

Borrower covenants that Borrower (a) will observe and perform all of the obligations imposed upon the landlord in the Leases and will not do or permit to be done anything to impair the security thereof; (b) will use commercially reasonable efforts to enforce or secure, or cause to be enforced or secured, the performance of each and every obligation and undertaking of the respective tenants under the Leases and will appear in and defend, at Borrower’s sole cost and expense, any action or proceeding arising under, or in any manner connected with, the Leases; (c) will not collect any of the Rents in advance of the time when the same become due under the terms of the Leases; (d) will not discount any future accruing Rents other than in accordance with ordinary course business practices of Borrower and Manager; (e) without the prior written consent of Lender, will not execute any assignment of the Leases or the Rents; (f) will not modify the rent, the term, the demised premises or the common area maintenance charges under any of the Leases, or add or modify any option or right of first refusal to purchase all or any portion of the Property or any present or future interest therein, or surrender, cancel or terminate any Lease, without the prior written consent of Lender; and (g) will execute and deliver, at the request of Lender, all such assignments of the Leases and Rents in favor of Lender as Lender may from time to time require.

3. Leasing Guidelines.

Borrower shall not enter into any Lease of space in the Improvements unless approved or deemed approved by Lender and Permanent Lender prior to execution. Borrower’s standard form of tenant lease, and any revisions thereto, must have the prior written approval of Lender (which will not be unreasonably withheld, conditioned or delayed). Lender shall be “deemed” to have approved any Lease that: (a) is on the standard form lease approved by Lender with no deviations except as approved by Lender; (b) is entered into in the ordinary course of business with a bona fide unrelated third party tenant, and Borrower, acting in good faith and exercising due diligence, has determined that the tenant is financially capable of performing its obligations under the Lease; (c) is received by Lender, together with any guaranty(ies) and financial information received by Borrower regarding the tenant and any guarantor(s), within fifteen (15) days after execution; (d) reflects an arm’s length transaction; (e) contains no option or right of first refusal to purchase all or any portion of the Property or any present or future interest therein; (f) requires the tenant to execute and deliver to Lender an estoppel certificate in form and substance reasonably acceptable to Lender within sixty (60) days after notice from Lender; and (g) does not cover in excess of twenty-five percent (25%) of the aggregate net rentable area of the Improvements or have a rental rate that is less than $10.00 per square foot. Borrower shall provide to Lender a correct and complete copy of each Lease, including any exhibits, and any guaranty(ies) thereof, prior to execution unless the Lease meets the foregoing requirements for “deemed” approval by Lender. Borrower shall pay all reasonable costs incurred by Lender in reviewing and approving Leases and any guaranties thereof, and also in negotiating subordination agreements and subordination, nondisturbance and attornment agreements with tenants, including reasonable attorneys’ fees and costs.

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4. Delivery of Leasing Information and Documents.

From time to time upon Lender’s request, Borrower shall promptly deliver to Lender (a) complete executed originals of each Lease, including any exhibits thereto and any guaranty(ies) thereof, (b) a complete rent roll of the Property in such detail as Lender may reasonably require, together with such operating statements as Lender may require, (c) any and all financial statements of the tenants, subtenants and any lease guarantors to the extent available to Borrower, (d) such other information regarding tenants and prospective tenants and other leasing information as Lender may request (to the extent available to Borrower), and (e) such estoppel certificates, subordination agreements and/or subordination, nondisturbance and attornment agreements executed by such tenants, subtenants and guarantors, if any, in such forms as Lender may reasonably require; provided, that Lender agrees that it shall require subordination, nondisturbance and attornment agreements only (i) for tenants with Leases covering 20,000 square feet or more of space in the Improvements or (ii) to the extent required in the applicable Lease; provided, that Lender may, in its discretion, waive receipt of any subordination, nondisturbance and attornment agreement that it is permitted to require pursuant to subclause (i) above.

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Schedule 6

Form of Draw Request

[BORROWER’S LETTERHEAD]

DRAW REQUEST NO. _________

TO:  BANK OF AMERICA, N.A. (“Lender”)

PROJECT Wedgewood Commons Shopping Center, Olive Branch, MS

LOCATION 5036 Goodman Road, Olive Branch, MS

BORROWER IREIT OLIVE BRANCH WEDGEWOOD, L.L.C.

In accordance with the Term Loan Agreement dated _________, 2013, between Borrower and Lender (as amended, restated, extended, spread, supplemented or otherwise modified from time to time, the “Loan Agreement”), Borrower requests that $______________________ be advanced from Loan proceeds in the Earn-Out Amount. The proceeds should be credited to the account of _______________________________________, Account No. ___________________, at _________________________________________.

TOTAL DRAW REQUEST: $_____________________

Borrower hereby represents and warrants that all conditions precedent to Borrower’s right to request the advance requested herein (including, without limitation, the conditions set forth in Section 2.3 of the Loan Agreement) have been fully satisfied, that all of Borrower’s representations and warranties set forth in the Loan Agreement are true and correct in all material respects as of the date hereof and that, to Borrower’s knowledge, no Event of Default is currently continuing under or with respect to the Loan Agreement.

AUTHORIZED SIGNER:

____________________________________ Dated: ______________________

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